Exhibit 99.1


                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


                         UNITED STATES BANKRUPTCY COURT
                             DISTRICT OF NEW JERSEY

                                            )
--------------------------------------------
IN RE:                                      )      Chapter 11
                                            )
CONGOLEUM CORPORATION,                      )
CONGOLEUM SALES, INC., and                  )      Case No. 03-51524 (KCF)
CONGOLEUM FISCAL, INC.,                     )
                                            )
                      Debtors.              )      Jointly Administered
                                            )
--------------------------------------------

                            FIFTH MODIFIED JOINT PLAN
            OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
           OF CONGOLEUM CORPORATION, ET AL., DATED AS OF JUNE 10, 2005


THIS PLAN PROVIDES, AMONG OTHER THINGS, FOR THE ISSUANCE OF INJUNCTIONS UNDER SECTIONS 105 AND 524(g) OF THE BANKRUPTCY CODE THAT RESULT IN THE CHANNELING OF ALL ASBESTOS-RELATED LIABILITIES OF CONGOLEUM CORPORATION AND THE PROTECTED PARTIES SET FORTH HEREIN INTO A TRUST AS MORE FULLY DESCRIBED HEREIN.

PILLSBURY WINTHROP SHAW PITTMAN LLP
1540 Broadway
New York, NY 10036-4039

Richard L. Epling
Robin L. Spear
Kerry A. Brennan

      And

OKIN, HOLLANDER & DELUCA, LLP
Parker Plaza
400 Kelby Street
Fort Lee, New Jersey 07024

Paul S. Hollander
James J. DeLuca

Attorneys for Congoleum Corporation, et al.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                  INTRODUCTION

                                    ARTICLE I

      DEFINITIONS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME

1.1   SCOPE OF DEFINITIONS....................................................1
1.2   DEFINITIONS.............................................................1
1.3   RULES OF INTERPRETATION: APPLICATION OF DEFINITIONS, RULES OF
      CONSTRUCTION, AND COMPUTATION OF TIME..................................21
1.4   EXHIBITS AND SCHEDULES.................................................21

                ARTICLE II CLASSIFICATION OF CLAIMS AND INTERESTS

2.1   GENERALLY..............................................................21
2.2   UNCLASSIFIED CLAIMS....................................................21
2.3   CLASSES................................................................22

                                   ARTICLE III

                           TREATMENT OF ADMINISTRATIVE
                         CLAIMS AND PRIORITY TAX CLAIMS

3.1   ADMINISTRATIVE CLAIMS..................................................23
3.2   PRIORITY TAX CLAIMS....................................................23
3.3   SUBSTANTIAL CONTRIBUTION CLAIMS........................................23

                               ARTICLE IV

                  TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS

4.1   CLAIMS AND INTERESTS...................................................24
4.2   RESERVATION OF RIGHTS REGARDING CLAIMS.................................28
4.3   SEPARATE LIABILITIES OF REORGANIZED DEBTORS............................28

                                    ARTICLE V

                           IMPLEMENTATION OF THE PLAN

5.1   THE PLAN TRUST.........................................................29
5.2   INTERCOMPANY SETTLEMENT................................................32
5.3   CERTIFICATE OF INCORPORATION AND BYLAWS................................33
5.4   MANAGEMENT OF THE REORGANIZED DEBTORS..................................33
5.5   AMENDED CREDIT AGREEMENT...............................................33
5.6   TRANSFER TAXES.........................................................33
5.7   SECTION 346 INJUNCTION.................................................33
5.8   EFFECTUATING DOCUMENTS AND FURTHER TRANSACTIONS........................33
5.9   CORPORATE ACTION.......................................................34

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


                               ARTICLE VI

            PROVISIONS GOVERNING DISTRIBUTIONS WITH RESPECT TO CLAIMS
                      OTHER THAN PLAN TRUST ASBESTOS CLAIMS

6.1   PLAN DISTRIBUTIONS.....................................................34
6.2   DELIVERY OF DISTRIBUTIONS..............................................34
6.3   WITHHOLDING OF TAXES...................................................34
6.4   UNCLAIMED PROPERTY.....................................................34

                                   ARTICLE VII

                          RESOLUTION OF DISPUTED CLAIMS

7.1   DISALLOWANCE OF IMPROPERLY FILED CLAIMS................................35
7.2   PROSECUTION OF OBJECTIONS TO CLAIMS....................................35
7.3   NO DISTRIBUTIONS PENDING ALLOWANCE.....................................36
7.4   DISTRIBUTIONS AFTER ALLOWANCE..........................................36
7.5   LIQUIDATION OF ABI ASBESTOS PERSONAL INJURY INDEMNITY CLAIMS...........36

                                  ARTICLE VIII

                        TREATMENT OF EXECUTORY CONTRACTS,
                        UNEXPIRED LEASES AND SETTLEMENTS

8.1   ASSUMPTION OF UNEXPIRED LEASES AND EXECUTORY CONTRACTS.................37
8.2   DAMAGES UPON REJECTION.................................................38
8.3   EXECUTORY AND OTHER SETTLEMENTS........................................38
8.4   INSURANCE AGREEMENTS...................................................38
8.5   COMPENSATION AND BENEFITS PROGRAMS.....................................39
8.6   RETIREE BENEFITS.......................................................39
8.7   INDEMNIFICATION OF DIRECTORS, OFFICER AND EMPLOYEES....................39

                                   ARTICLE IX

                       ACCEPTANCE OR REJECTION OF THE PLAN

9.1   CLASSES ENTITLED TO VOTE...............................................40
9.2   ACCEPTANCE BY IMPAIRED CLASSES OF CLAIMS...............................40
9.3   ACCEPTANCE BY IMPAIRED CLASS OF INTERESTS..............................40
9.4   ACCEPTANCE PURSUANT TO SECTION 524(G) OF THE BANKRUPTCY CODE...........40
9.5   PRESUMED ACCEPTANCE OF PLAN............................................40

                                ARTICLE X

              CONDITIONS TO CONFIRMATION AND EFFECTIVENESS

10.1  CONDITIONS TO CONFIRMATION.............................................40
10.2  CONDITIONS TO EFFECTIVENESS............................................43
10.3  WAIVER OF CONDITIONS...................................................43

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


                                   ARTICLE XI

                       INJUNCTIONS, RELEASES AND DISCHARGE

11.1  DISCHARGE..............................................................44
11.2  RELEASE OF REPRESENTATIVES OF THE DEBTORS..............................44
11.3  EXCULPATION............................................................45
11.4  RELEASES BY HOLDERS OF CLAIMS..........................................45
11.5  DISCHARGE INJUNCTION...................................................45
11.6  ASBESTOS CHANNELING INJUNCTION.........................................46
11.7  RESERVATION OF RIGHTS..................................................47
11.8  RIGHTS AGAINST NON-DEBTORS UNDER SECURITIES LAWS.......................47
11.9  RIGHTS AGAINST DEBTORS UNDER ENVIRONMENTAL LAWS........................47
11.10 DISALLOWED CLAIMS AND DISALLOWED INTERESTS.............................47

                                   ARTICLE XII

                      MATTERS INCIDENT TO PLAN CONFIRMATION

12.1  TERM OF CERTAIN INJUNCTIONS AND AUTOMATIC STAY.........................48
12.2  NO SUCCESSOR LIABILITY.................................................48
12.3  REVESTING..............................................................48
12.4  VESTING AND ENFORCEMENT OF CAUSES OF ACTION............................48
12.5  PLAN TRUST BANKRUPTCY CAUSES OF ACTION.................................49
12.6  BANKRUPTCY CAUSES OF ACTION............................................49

                                  ARTICLE XIII

                                  MISCELLANEOUS

13.1  JURISDICTION...........................................................49
13.2  GENERAL RETENTION......................................................50
13.3  SPECIFIC PURPOSES......................................................50
13.4  PAYMENT OF STATUTORY FEES..............................................51
13.5  THE ASBESTOS CLAIMANTS' COMMITTEE AND THE FUTURES REPRESENTATIVE.......51
13.6  REVOCATION OF PLAN.....................................................52
13.7  MODIFICATION OF PLAN...................................................52
13.8  MODIFICATION OF PAYMENT TERMS..........................................52
13.9  ENTIRE AGREEMENT.......................................................53
13.10 HEADINGS...............................................................53
13.11 PROFESSIONAL FEE CLAIMS................................................53
13.12 CLAIMANTS' REPRESENTATIVE FEE CLAIMS...................................53
13.13 RECORDABLE ORDER.......................................................53
13.14 GOVERNING LAW..........................................................53
13.15 NO ADMISSION...........................................................53
13.16 CONSENT TO JURISDICTION................................................54
13.17 SETOFFS................................................................54
13.18 SUCCESSORS AND ASSIGNS.................................................54
13.19 NON-DEBTOR WAIVER OF RIGHTS............................................54
13.20 FURTHER AUTHORIZATIONS.................................................54
13.21 NO CHANGE OF CONTROL...................................................54
13.22 NOTICES................................................................54

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


                                  INTRODUCTION

      Congoleum Corporation, Congoleum Sales, Inc. and Congoleum Fiscal, Inc., the Debtors (as defined herein) in these Reorganization Cases (as defined herein) hereby propose this joint plan of reorganization pursuant to the provisions of Chapter 11 of the United States Bankruptcy Code. Reference is made to the Disclosure Statement (as defined herein) distributed contemporaneously herewith for a discussion of the history, businesses, properties, results of operations, projections for future operations of the Debtors and risks associated with the Plan.

      All holders of Claims and Interests (each as defined herein) entitled to vote on the Plan are encouraged to read the Plan and Disclosure Statement in their entirety before voting to accept or reject the Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019 (as defined herein), and Section 13.7 of the Plan, the Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan prior to its substantial consummation.

                                   ARTICLE I

          DEFINITIONS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME

      1.1 Scope of Definitions. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in Article I of the Plan. Any term used in the Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules.

      1.2 Definitions.

      "AAA" shall have the meaning ascribed to such term in Section 7.5(d) of the Plan.

      "ABI" means American Biltrite Inc., a Delaware corporation and the holder of the Congoleum Majority Interests.

      "ABI Asbestos Claim" means any ABI Asbestos Indemnity Claim or Other ABI Asbestos Claim.

      "ABI Asbestos Indemnity Claim" means any ABI Asbestos Personal Injury Indemnity Claim or ABI Asbestos Property Damage Indemnity Claim.

      "ABI Asbestos Personal Injury Indemnity Claim" means any asbestos personal injury indemnification Claim or Demand that may be asserted by ABI against Congoleum at any time under the Joint Venture Agreement.

      "ABI Asbestos Property Damage Indemnity Claim" means any asbestos-related property damage indemnification Claim or Demand that may be asserted by ABI against Congoleum at any time under the Joint Venture Agreement.

      "ABI Claim" means any Claim or Demand at any time that may be asserted by ABI at any time against any Debtor, including without limitation ABI Asbestos Claims.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      "ABI Contribution" means $250,000 in Cash to be delivered to the Plan Trust by and on behalf of ABI on the Effective Date pursuant to Section 5.2 of the Plan.

      "ABI Parties" means any current or former officers, directors and employees of ABI, in their capacity as such.

      "Additional Indemnitees" has the meaning set forth in the Plan Trust Agreement.

      "Additional Plan Trust Contribution" means the amount, if any, payable by ABI to the Plan Trust as provided in Section 5.1(c) of the Plan.

      "Administrative Claim" means any Claim for the payment of an Administrative Expense. The term "Administrative Claim" shall not include Asbestos Claims.

      "Administrative Expense" means (a) any cost or expense of administration of the Reorganization Cases under section 503(b) of the Bankruptcy Code including, but not limited to (1) any actual and necessary post-petition cost or expense of preserving the Estates or operating the Debtors' assets and businesses, (2) any payment to be made under the Plan to cure a default on an assumed executory contract or unexpired lease, (3) any post-petition cost, indebtedness or contractual obligation duly and validly incurred or assumed by the Debtors in the ordinary course of business, and (4) compensation or reimbursement of expenses of professionals to the extent allowed by the Bankruptcy Court under section 327, 328, 330(a), 331, 503(b) or 1103 of the Bankruptcy Code, including, without limitation, the Futures Representative and its Representatives and (b) any fee or charge assessed against the Estates under 28 U.S.C. ss. 1930.

      "Affiliate" shall have the meaning ascribed to such term in section 101(2) of the Bankruptcy Code.

      "Allowed" means:

            (a) With respect to a Secured Asbestos Claim other than the Claims Handling Fee, the lesser of (i) the amount for which such Secured Asbestos Claim was liquidated pursuant to the Claimant Agreement or the applicable Pre-Petition Settlement Agreement unless such Claim or any portion thereof has been Disallowed or (ii) the portion of the amount referenced in clause (b) of this definition of such Secured Asbestos Claim which remains unpaid as of the date of determination;

            (b) With respect to the Claims Handling Fee, the amount certified by the Collateral Trustee pursuant to Section 5.1(1);

            (c) With respect to a Previously Determined Unsecured Asbestos Personal Injury Claim, the amount of the unsecured portion of the liquidated claim of a Participating Claimant (as described in the Claimant Agreement) unless such Claim or any portion thereof has been Disallowed;

            (d) With respect to an Administrative Claim:

                  (i) such amount that represents a Claim of a professional person employed under sections 327, 328, 524(g)(4)(B)(i) or 1103 of the Bankruptcy Code who is required to apply to the Bankruptcy Court for the

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


allowance of compensation and reimbursement of expenses pursuant to section 330 of the Bankruptcy Code, to the extent such Claim is allowed by a Final Order of the Bankruptcy Court under sections 330 or 331 of the Bankruptcy Code;

                  (ii) other than with respect to a Claim described in clause
(d)(i) of this definition, such amount that represents an actual or necessary expense of preserving the Estates or operating the business of any of the Debtors, any such Claim to the extent that it constitutes an Allowed Administrative Claim, or if such Claim is a Disputed Claim, any such Claim to the extent it is allowed in whole or in part by a Final Order of the Bankruptcy Court and only to the extent that such allowed portion is deemed, pursuant to a Final Order of the Bankruptcy Court, to constitute a cost or expense of administration under section 503 or 1114 of the Bankruptcy Code; and

            (e) With respect to an Asbestos Property Damage Claim that is filed prior to the expiration of the Asbestos Property Damage Claim Bar Date, such amount as is liquidated and allowed by the Bankruptcy Court;

            (f) With respect to an ABI Asbestos Personal Injury Indemnity Claim, such amount as is determined in accordance with Section 7.5 of the Plan.

            (g) With respect to any Claim other than a Plan Trust Asbestos Claim, an Asbestos Property Damage Claim or an Administrative Claim, such Claim or any portion thereof (i) that has been allowed in whole or in part by a Final Order of the Bankruptcy Court; (ii) that has been expressly allowed in the Plan;
(iii) as to which, on or before the Effective Date, (A) no Proof of Claim has been filed with the Bankruptcy Court and (B) the Claim is listed in the Schedules (as they may be amended) and not listed as disputed, contingent, or unliquidated; or (iv) for which a Proof of Claim in a liquidated amount has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court, or other applicable bankruptcy law, and as to which either (A) no objection to its allowance has been filed within the periods of limitation fixed by the Plan, the Bankruptcy Code, or any order of the Bankruptcy Court, or (B) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order.

      "Allowed Amount" means the sum at which a Claim is Allowed.

      "Amended Credit Agreement" means the amended credit agreement which may be entered into on the Effective Date by Reorganized Congoleum, as borrower, and Wachovia, as lender, which shall provide for a revolving credit loan on terms and conditions mutually satisfactory and acceptable to Reorganized Congoleum and Wachovia.

      "Asbestos Channeling Injunction" means the injunction described in Section
11.6 of the Plan.

      "Asbestos Claimant" means the holder of an Asbestos Personal Injury Claim.

      "Asbestos Claimants' Committee" means the official committee of the representatives of holders of present Asbestos Personal Injury Claims, which committee as of the date hereof consists of the following representatives of the holders of present Asbestos Personal Injury Claims: Perry Weitz, Esquire, Joseph

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


Rice, Esquire, Steven Kazan, Esquire, Russell Budd, Esquire and Robert Taylor, II, Esquire.

      "Asbestos Claims" means, collectively, Plan Trust Asbestos Claims and ABI Asbestos Claims.

      "Asbestos Expenses" means all costs, taxes and expenses of or imposed on the Plan Trust Assets, the Collateral Trust or the Plan Trust attributable or allocable to Plan Trust Asbestos Claims, including, but not limited to: trustee compensation; employee compensation; compensation to and indemnification of the Futures Representative and the TAC and their respective Representatives; insurance premiums; legal, accounting and other professional fees and expenses; overhead; and disbursements, but excluding payments to holders of Plan Trust Asbestos Claims on account of such Plan Trust Asbestos Claims.

      "Asbestos In-Place Insurance Coverage" means any insurance coverage, not reduced to Cash settlement proceeds, available for the payment or reimbursement of liability, indemnity or defense costs arising from or related to Asbestos Claims or Demands or Plan Trust Expenses under any Asbestos Insurance Policy or any Asbestos Insurance Settlement Agreement.

      "Asbestos Insurance Action" means any claim, cause of action, or right of any Debtor against any Asbestos Insurance Company, including without limitation, the Coverage Litigation, arising from or related to: (a) any such Asbestos Insurance Company's failure to provide or pay under Asbestos In-Place Insurance Coverage, (b) the refusal of any Asbestos Insurance Company to compromise and settle any Asbestos Claim under or pursuant to any Asbestos Insurance Policy, or
(c) the interpretation or enforcement of the terms of any Asbestos Insurance Policy with respect to any Asbestos Claim.

      "Asbestos Insurance Action Recoveries" means (a) Cash derived from and paid pursuant to Asbestos Insurance Settlement Agreements, (b) the right to receive proceeds of Asbestos In-Place Insurance Coverage, and (c) the right to receive the proceeds or benefits of any Asbestos Insurance Action.

      "Asbestos Insurance Assignment" means the transfer, grant and assignment of the Asbestos Insurance Rights to the Plan Trust described in Article V of the Plan, which will be effectuated pursuant to the Insurance Assignment Agreement.

      "Asbestos Insurance Company" means any insurance company, insurance broker, guaranty association or any other Entity with demonstrated or potential liability to any of the Debtors, the Reorganized Debtors, the Collateral Trust or the Plan Trust under or related to an Asbestos Insurance Policy.

      "Asbestos Insurance Policy" means any insurance policy issued to or for the benefit of any of the Debtors (except for any insurance policy issued to ABI, American Biltrite International Inc., or any of their predecessors) in effect at any time on or before the Effective Date that may afford any of the Debtors indemnity or insurance coverage, upon which any claim has been or may be made with respect to any Asbestos Claim.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      "Asbestos Insurance Rights" means any and all rights, titles, privileges, interests, claims, demands or entitlements to any proceeds, payments, initial or supplemental dividends, scheme payments, supplemental scheme payments, causes of action and choses in action related to Asbestos In-Place Insurance Coverage, whether now existing or hereafter arising, accrued or unaccrued, liquidated or unliquidated, matured or unmatured, disputed or undisputed, fixed or contingent, including but not limited to:

                  (i) any and all rights to pursue or receive payments with respect to Asbestos Claims under any Asbestos In-Place Insurance Coverage, whether for liability, defense or otherwise;

                  (ii) any and all rights to pursue or receive payments related to any Asbestos In-Place Insurance Coverage that was entered into by any domestic or foreign insolvent insurance company, whether in receivership, liquidation, rehabilitation, run-off, scheme of arrangement or any other form of proceeding;

                  (iii) any and all rights to pursue or receive payments related to any Asbestos In-Place Insurance Coverage from any state insurance guaranty association in connection with any state insurance guaranty association statute; provided, however, that Asbestos Insurance Rights shall not include any rights or obligations under any insurance policy or settlement agreement to which the Debtors are a party insofar as such insurance policy or settlement agreement relates to Workers' Compensation Claims; and

                  (iv) any and all rights to pursue any Causes of Action against, or to receive payments related to any Asbestos In-Place Insurance Coverage from, any Asbestos Insurance Company.

      "Asbestos Insurance Settlement Agreement" means any settlement agreement between or among any of the Debtors and a Settling Asbestos Insurance Company relating to any Asbestos Claim or Asbestos Insurance Action entered into with the consent of the Futures Representative.

      "Asbestos Personal Injury Claim" means (a) any claim, demand or lawsuit (including, but not limited to, any Claim or Demand), whenever and wherever arising or asserted against any of the Debtors or their respective present or former officers, directors or employees in their capacities as such and (b) any debt, obligation or liability (whether or not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal equitable, bonded, secured or unsecured), whenever and wherever arising or asserted, of the Debtors or their respective present or former officers, directors or employees in their capacities as such (including, but not limited to, all thereof in the nature of or sounding in tort, contract, warranty, or any other theory of law, equity or admiralty); in either case (a) or (b) for, based on or arising by reason of, directly or indirectly, physical, emotional, bodily or other personal injury, sickness, disease, death or damages based on the foregoing (including, but not limited to, any claim or demand for compensatory damages, loss of consortium, proximate, consequential, general, special or punitive damages, reimbursement, indemnity, warranty, contribution or subrogation) whether or not diagnosable or manifested before the Confirmation of the Plan or the close of the Reorganization Cases, (x) caused or allegedly caused, in whole or part, directly or indirectly: (i) by exposure to asbestos or

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


asbestos-containing products manufactured, supplied, distributed, handled, fabricated, stored, sold, installed, or removed by any Debtor and/or any of its Affiliates; (ii) by services, actions, or operations provided, completed or taken by any Debtor and/or any of its Affiliates in connection with asbestos or asbestos-containing products or (y) caused or allegedly caused by asbestos for which any Debtor or its predecessors, are otherwise liable under any applicable law including, but not limited to, Indirect Asbestos Claims and Asbestos Expenses, provided that Asbestos Personal Injury Claim shall not include Workers' Compensation Claims, ABI Asbestos Claims or Asbestos Property Damage Claims.

      "Asbestos Personal Injury Claim Sub-Account" means that portion of the Plan Trust Assets to be made available for payment of Plan Trust Asbestos Claims (and related Plan Trust Expenses) other than Allowed Asbestos Property Damage Claims.

      "Asbestos Property Damage Claim" means any Claim or remedy or liability for damage to property (whether or not such Claim, remedy or liability is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not the facts of or legal bases therefore are known or unknown, under any theory of law, equity, admiralty or otherwise), for which the Debtors are alleged to be or may be responsible by judgment, order or settlement and that
(1) arises from or relates to any building or other real property in which asbestos was or is, or asbestos-containing products were or are, alleged to have been installed prior to the Petition Date; and (2) seeks monetary or other relief for injury to, destruction, loss of use, diminution in value, and/or asbestos-related repair or maintenance of such property or for the cost of inspection, encapsulation, decontamination, containment, removal, or other abatement of the asbestos or asbestos-containing products installed or allegedly installed in such property. Asbestos Property Damage Claim also includes any such Claims, remedies or liabilities as described immediately above that seek
(a) compensatory damages (such as proximate, consequential, general and special damages) and punitive damages; and/or (b) reimbursement, indemnification, subrogation and/or contribution, including, without limitation, any Asbestos Property Damage Contribution Claim. Notwithstanding the foregoing, Asbestos Property Damage Claim does not include any ABI Asbestos Claim or Asbestos Personal Injury Claim.

      "Asbestos Property Damage Claim Bar Date" means May 3, 2004, the date designated by the Bankruptcy Court as the last date for filing Proofs of Claim on account of an Asbestos Property Damage Claim against the Debtors.

      "Asbestos Property Damage Claim Sub-Account" means that portion of the Plan Trust Assets, consisting solely of the Asbestos Property Damage Insurance Rights, to be made available for payment of Allowed Asbestos Property Damage Claims.

      "Asbestos Property Damage Claimant" means the holder of an Asbestos Property Damage Claim.

      "Asbestos Property Damage Contribution Claim" means any Claim or remedy or liability for damage to property asserted against the Debtors (whether or not such Claim, remedy or liability is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not the facts of or legal bases therefore are known or unknown, under any theory of law, equity, admiralty or otherwise) that is: (1) held by any Entity or assignee or transferee thereof

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


(other than a director or officer entitled to indemnification pursuant to Section 8.7 of the Plan) which has been, is, or may be a defendant in an action alleging damage to property that (i) arises from or relates to any building or other real property in which asbestos was or is, or asbestos-containing products were or are, alleged to have been installed prior to the Petition Date, and (ii) seeks monetary or other relief for injury to, destruction, loss of use, diminution in value, and/or asbestos-related repair or maintenance of such property or for the cost of inspection, encapsulation, decontamination, containment, removal, or other abatement of the asbestos or asbestos-containing products installed or allegedly installed in such property; and (2) on account of alleged liability by the debtors for reimbursement, indemnification, subrogation, or contribution of any portion of any damages such Entity (or assignee or transferee thereof) has paid or may pay to the plaintiff in such action. Notwithstanding anything herein to the contrary, Asbestos Property Damage Contribution Claim does not include any ABI Asbestos Claims.

      "Asbestos Property Damage Insurance Rights" means all rights arising under all insurance policies, issued to or for the benefit of any of the Debtors (except for any insurance policy issued to ABI, American Biltrite International Inc., or any of their predecessors) that may afford any of the Debtors indemnity or insurance coverage solely for Asbestos Property Damage Claims, which policies are set forth on Exhibit "A." The foregoing includes, but is not limited to, rights under insurance policies, rights under settlement agreements made with respect to such insurance policies, rights against the estates of insolvent insurers that issued such policies or entered into such settlements, and rights against state insurance guaranty associations arising out of any such insurance policies issued by insolvent insurers.

      "Asbestos Settlement Documents" means the Security Agreement, Collateral Trust Agreement and Claimant Agreement, collectively.

      "Bankruptcy Causes of Action" means all Causes of Action other than Plan Trust Bankruptcy Causes of Action arising under the Bankruptcy Code, including any avoidance or recovery actions under sections 544, 545, 547, 548, 549, 550, 551 and/or 553 of the Bankruptcy Code, or under any similar state statutes, which seek recovery of or with respect to any payment by, or transfer of any interest in property of, any of the Debtors made in respect of any claim, cause of action or other matter.

      "Bankruptcy Code" means title 11 of the United States Code, 11 U.S.C. ss.ss. 101, et seq., as in effect on the Petition Date, together with all amendments and modifications thereto that were subsequently made applicable to the Reorganization Cases.

      "Bankruptcy Court" means the United States Bankruptcy Court having jurisdiction over the Reorganization Cases or the District Court exercising bankruptcy jurisdiction.

      "Bankruptcy Professional" means any Person (a) employed pursuant to an order of the Bankruptcy Court in accordance with section 327 or 1103 of the Bankruptcy Code and to be compensated for services pursuant to sections 327, 328, 329, 330 and/or 331 of the Bankruptcy Code, or (b) who applies to the Bankruptcy Court for compensation and reimbursement of expenses pursuant to section 503(b) of the Bankruptcy Code.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as in effect on the Petition Date, together with all amendments and modifications thereto that were subsequently made applicable to the Reorganization Cases.

      "Bar Dates" means the date(s), if any, designated by the Bankruptcy Court as the last date(s) for filing Proofs of Claim against the Debtors.

      "Business Day" means any day other than a Saturday, Sunday or a legal holiday (as such term is defined in Bankruptcy Rule 9006(a)) on which commercial banks are open for business in New York, New York.

      "Cash" means lawful currency of the United States of America and its equivalents.

      "Causes of Action" means, without limitation, any and all rights, remedies, claims, causes of action, liabilities, obligations, suits, debts, sums of money, damages, judgments, and demands whatsoever, whether known or unknown, in law, equity, or otherwise which may be brought by or on behalf of the Debtors and/or the Estates, arising under any provision of the Bankruptcy Code or other applicable law.

      "Claim" means a claim against the Debtors (or any of them), whether or not asserted, as defined in section 101(5) of the Bankruptcy Code, and further shall include, but is not limited to, Asbestos Claims.

      "Claimant Agreement" means that certain Settlement Agreement Between Congoleum and Various Asbestos Claimants, as amended by the first amendment thereto, entered into by Congoleum and certain Asbestos Claimants, through their counsel, prior to the Petition Date, as the same may be further amended from time to time in accordance with its terms. The Claimant Agreement and the first amendment thereto are attached to the Disclosure Statement as Exhibit "E."

      "Claimants' Counsel" or "Claimants' Representative" means Joseph F. Rice, Esquire and Perry Weitz, Esquire, collectively, in their capacity under the Claimant Agreement as the representatives of certain holders of Asbestos Personal Injury Claims.

      "Claims Handling Fee" shall have the meaning ascribed to such term in the Collateral Trust Agreement.

      "Claims Reviewer" shall have the meaning ascribed to such term in the Collateral Trust Agreement.

      "Class" means a category of Claims or Interests, as classified in Article II of the Plan pursuant to section 1122(a)(1) of the Bankruptcy Code.

      "Collateral Trust" means the Collateral Trust established pursuant to the Collateral Trust Agreement, the Security Agreement and the Claimant Agreement.

      "Collateral Trust Agreement" means that certain irrevocable trust agreement entered into by Congoleum and Arthur J. Pergament and Wilmington Trust Company, as amended by the first and second amendments thereto, and any further modifications or amendments thereto. The Collateral Trust Agreement and the first and second amendments thereto are attached to the Plan as Exhibit "B."

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      "Collateral Trustee" means the Trustee as defined and named in the Collateral Trust Agreement.

      "Confirmation" means the approval of the Plan by the Bankruptcy Court pursuant to section 1129 and other applicable sections of the Bankruptcy Code.

      "Confirmation Date" means the date on which the Confirmation Order is entered on the docket of the Bankruptcy Court.

      "Confirmation Hearing" means the hearing(s) which will be held before the Bankruptcy Court and the District Court, as appropriate, in which the Debtors will seek Confirmation of the Plan.

      "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 and other applicable sections of the Bankruptcy Code.

      "Congoleum" means Congoleum Corporation, a Delaware corporation.

      "Congoleum Majority Interests" means, collectively, all equity interests in Congoleum held by ABI, which shall include without limitation, (a) 151,100 shares of Class A common stock, par value $0.01 per share, and the 4,395,605 shares of Class B common stock, par value $0.01 per share, of Congoleum and (b) any options, warrants, conversion rights, rights of first refusal, or other rights, contractual or otherwise, to acquire or receive any stock or other equity ownership interests in Congoleum.

      "Congoleum Minority Interests" means, collectively, all equity interests in Congoleum other than the Congoleum Majority Interests, which shall include, without limitation, (a) shares of Class A common stock, par value $0.01 per share, and Class B Common Stock, par value $0.01 per share, of Congoleum and (b) any options, warrants, conversion rights, rights of first refusal, or other rights, contractual or otherwise, to acquire or receive any stock or other equity ownership interests in Congoleum.

      "Coverage Costs" means all reasonable costs, including reasonable attorneys' fees, actually incurred by the Debtors and/or their Representatives on their behalf, on or after January 1, 2003, to prosecute the Coverage Litigation and any other Asbestos Insurance Actions and to pursue the Asbestos Insurance Action Recoveries.

      "Coverage Litigation" means (i) that certain civil action pending in the Superior Court of New Jersey, docket number MID-L-8908-01, as such action exists after giving effect to the Order entered therein on October 30, 2003 that dismissed, without prejudice, certain claims including Environmental Claims, as referenced in such Order; and (ii) any other action which seeks to determine the extent of insurance coverage for defense of and liability for Asbestos Claims and related issues.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      "Debtor" means each of Congoleum, Congoleum Sales, Inc. and Congoleum Fiscal, Inc., as debtors-in-possession in the Reorganization Cases, and "Debtors" means all of them collectively, and when the context so requires, as post-Confirmation entities reorganized hereunder.

      "Demand" means a demand for payment against any of the Debtors within the meaning of section 524(g)(5) of the Bankruptcy Code, but excludes any demand in respect of an Asbestos Property Damage Claim, an ABI Asbestos Property Damage Indemnity Claim or an Other ABI Asbestos Claim.

      "Direct Action" means any cause of action or right to bring a cause of action possessed by an Asbestos Claimant against an Asbestos Insurance Company on account of such Asbestos Claimant's Plan Trust Asbestos Claim, whether arising by contract or under the laws of any jurisdiction.

      "Disallowed" means a Claim or Interest, as the case may be, that is disallowed by the Plan, a Final Order of the Bankruptcy Court, the District Court, or any other court or tribunal of competent jurisdiction, or that is disallowed pursuant to the TDP.

      "Disbursing Agent" means the Reorganized Debtors or any Person selected by the Reorganized Debtors to hold and distribute the consideration to be distributed to the holders of Allowed Claims (other than Plan Trust Asbestos Claims) under the Plan.

      "Discharge Injunction" means the injunction described in Section 11.5 of the Plan.

      "Disclosure Statement" means the Disclosure Statement with respect to the Plan, including all exhibits, appendices, schedules and annexes attached thereto, as submitted by the Debtors pursuant to section 1125 of the Bankruptcy Code, as such Disclosure Statement may be further amended, supplemented or modified from time to time.

      "Disposition Event" means the sale or other disposition by ABI of all or substantially all of the shares of common stock of Congoleum beneficially owned by ABI as of the Principal Adjustment Date (as defined in the Promissory Note) to a third party. Notwithstanding the foregoing, a Disposition Event shall not include (i) any conversion or exchange by ABI of any shares of common stock of Congoleum beneficially owned by ABI into or for any other class of capital stock of Congoleum or (ii) any transaction pursuant to which ABI did not vote its Congoleum stock in favor of the transaction giving rise to the Disposition Event or otherwise tender or exchange its Congoleum shares in acceptance of the transaction giving rise to the Disposition Event prior to the effective time of such Disposition Event.

      "Disposition Event Sales Proceeds" means the per share consideration to be paid to and received by ABI pursuant to a Disposition Event for the shares of common stock of Congoleum beneficially owned by ABI and sold or to be sold or otherwise agreed to be disposed of by ABI pursuant to such Disposition Event. To the extent such consideration is in the form of Cash, such consideration shall be valued at the Cash value. To the extent such consideration is in the form of noncash consideration, the value of such consideration shall be the value attributed to and implied by the terms of the definitive agreement or agreements that pertain to the consideration to be paid and received by ABI for the shares of common stock of Congoleum beneficially owned by ABI and sold or to be sold or

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


otherwise agreed to be disposed of by ABI pursuant to such Disposition Event as of the execution and delivery of such agreement or agreements by the parties to such agreement or agreements.

      "Disputed Claim" means any Claim that has not been allowed by a Final Order as to which (a) a Proof of Claim has been filed with the Bankruptcy Court, and (b) an objection has been or may be timely filed or deemed filed under applicable law and any such objection has not been (i) withdrawn, (ii) overruled or denied by a Final Order or (iii) granted by a Final Order. For purposes of the Plan, a Claim that has not been Allowed by a Final Order shall be considered a Disputed Claim, whether or not an objection has been or may be timely filed, if (A) the amount of the Claim specified in the Proof of Claim exceeds the amount of any corresponding Claim listed in the Schedules, (B) the classification of the Claim specified in the Proof of Claim differs from the classification of any corresponding Claim listed in the Schedules, (C) any corresponding Claim has been listed in the Schedules as disputed, contingent or unliquidated, (D) no corresponding Claim has been listed in the Schedules or (E) such Claim is reflected as unliquidated or contingent in the Proof of Claim filed in respect thereof.

      "Distribution Date" means, when used with respect to an Allowed Claim (other than a Plan Trust Asbestos Claim), the date which is as soon as reasonably practicable after the latest of: (a) the Effective Date; (b) the first Business Day of the next calendar month following the date on which the Claim becomes an Allowed Claim; or (c) the first Business Day of the next calendar month upon which the Claim matures and becomes due and payable according to its own terms, unless the Claim becomes Allowed within fifteen (15) Business Days before the first Business Day of the next calendar quarter, in which case Distribution Date shall be the first Business Day of the next succeeding calendar quarter.

      "District Court" means the United States District Court for the judicial district having jurisdiction over the matter in question.

      "Effective Date" means the first Business Day after the Confirmation Date immediately following the first day upon which all of the conditions to occurrence of the Effective Date specified in Section 10.2 of the Plan have been satisfied or waived pursuant to Section 10.3 of the Plan.

      "Entity" means any Person, estate, trust, Governmental Unit or the United States Trustee.

      "Environmental Laws" means (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.ss.ss.9601, et seq., (b) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendment of 1984, 42 U.S.C.ss.ss.6901, et seq., (c) the Clean Air Act, 42 U.S.C.ss.ss.7401, et seq., (d) the Clean Water Act of 1977, 33 U.S.C.ss.ss.1251, et seq., (e) the Toxic Substances Control Act, 15 U.S.C.ss.ss.2601, et seq., (f) all statutes or laws issued or promulgated by any Governmental Unit, as they may be amended from time to time, relating to environmental contamination or pollution, air pollution, water pollution, noise control and/or the handling, discharge, existence, release, disposal or recovery of on-site or off-site hazardous, toxic or dangerous wastes, substances, chemicals or materials, and
(g) the ordinances, rules, regulations, orders, notices of violation, requests,

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


demands and requirements issued or promulgated by any Governmental Unit in connection with such statutes or laws.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Estate(s)" means, individually, the estate of each Debtor in the Reorganization Cases and, collectively, the estates of all Debtors in the Reorganization Cases, created pursuant to section 541 of the Bankruptcy Code.

      "Existing Credit Agreement" means the Loan and Security Agreement between Congoleum, as borrower, and Wachovia, as lender, dated as of December 10, 2001, as amended by Amendment No. 1 to Loan and Security Agreement, dated September 19, 2002, by and between Wachovia and Congoleum and Amendment No. 2 to Loan and Security Agreement, dated as of February 27, 2003, by and between Wachovia and Congoleum, and as otherwise amended, restated, modified and/or supplemented as of the Petition Date and any related documents.

      "Existing Subsidiary Guaranty" means the Limited Guaranty, dated as of February 27, 2003, executed by Congoleum Fiscal, Inc. and Congoleum Sales, Inc., as amended, restated, modified or supplemented as of the Petition Date.

      "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, the implementation, operation or effect of which has not been stayed and as to which order (or any revision, modification or amendment thereon) the time to appeal or seek review, rehearing or writ of certiorari has expired and as to which no appeal or petition for review, reconsideration, rehearing or certiorari has been taken and is pending.

      "Financing Order" shall have the meaning ascribed to such term in Section 4.1(d).

      "Forbearance" means agreement, conditioned upon the occurrence of the Effective Date, to refrain from exercising: (i) the right to enforce or exercise any status or right as a secured party, including any rights in the Collateral described in the Security Agreement; (ii) the right to enforce or exercise any assignment or collateral assignment of insurance or insurance proceeds; and
(iii) the right to any priority of payment arising from or related to (i) or
(ii) hereinabove.

      "Futures Representative" means the Person appointed by the Bankruptcy Court to represent the rights and interests of the Unknown Asbestos Claimants, who shall be R. Scott Williams, Esquire, or such other individual appointed by the Bankruptcy Court, pursuant to section 524(g) of the Bankruptcy Code.

      "General Unsecured Claim" means an Unsecured Claim other than an Asbestos Claim, ABI Claim, Workers' Compensation Claim or a Senior Note Claim.

      "Governmental Unit" means any domestic, foreign, provincial, federal, state, local or municipal (a) government, or (b) governmental agency, commission, department, bureau, ministry or other governmental entity.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      "Impaired" means when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

      "Indirect Asbestos Claim" means (i) any Claim based on a right of contribution, reimbursement, subrogation, or indemnity (as those terms are defined by the non-bankruptcy law of any relevant jurisdiction) arising out of or based on an Asbestos Personal Injury Claim, another Indirect Asbestos Claim or an Unknown Asbestos Claim, (ii) any other derivative or indirect Claim of any kind whatsoever, whether in the nature of or sounding in contract, tort, warranty or any other theory of law, equity or admiralty, by reason of an Asbestos Personal Injury Claim, another Indirect Asbestos Claim or an Unknown Asbestos Claim (including, without limitation, any Claim (A) for attorneys' fees arising or incurred in connection with any Asbestos Personal Injury Claim, another Indirect Direct Asbestos Claim, an Unknown Asbestos Claim or an Asbestos Insurance Action or (B) arising out of or based on the rejection of any executory contract related to or involving asbestos), and (iii) any Claim arising out of Asbestos Insurance Policies or settlement agreements related thereto, in each case other than ABI Asbestos Claims or Asbestos Property Damage Claims.

      "Injunctions" means the Discharge Injunction, the Asbestos Channeling Injunction and any other injunctions entered by Order of the Bankruptcy Court or the District Court in the Reorganization Cases.

      "Insurance Assignment Agreement" means the insurance assignment agreement referenced in Section 5.1(d) of the Plan and substantially in the form attached as Exhibit "C" to the Plan.

      "Intercompany Agreements" means the: (i) Personal Services Agreement dated as of March 11, 1993, by and between ABI and Congoleum and all amendments thereto; (ii) Business Relations Agreement, dated as of March 11, 1993, by and between ABI and Congoleum and all amendments thereto; (iii) Stockholders Agreement, dated as of March 11, 1993, by and among Hillside Industries Incorporated, ABI, Congoleum Holdings Incorporated and Congoleum and all amendments thereto; and (iv) Tax Sharing Agreement, dated as of November 1, 1996, by and between ABI and Congoleum.

      "Interest" means any equity interest in the Debtors existing on the Petition Date, including without limitation, the Congoleum Majority Interests, the Congoleum Minority Interests and the Subsidiary Interests.

      "IRC" means the Internal Revenue Code of 1986, as amended.

      "Joint Venture Agreement" means that Joint Venture Agreement, dated as of December 16, 1992, by and among American Biltrite Inc., Resilient Holdings Incorporated, Congoleum, Hillside Industries Incorporated and Hillside Capital Incorporated, as amended by the Closing Agreement, dated as of March 11, 1993, by and among the same parties.

      "Lender Secured Claim" means any Claim of Wachovia arising under or relating to the Existing Credit Agreement, the Existing Subsidiary Guaranty and any related documents.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      "Lien" means, with respect to any asset or property, any properly perfected and unavoidable mortgage, lien, pledge, charge, security interest, encumbrance or other security device of any kind pertaining to or affecting such asset or property.

      "Liquidated Value" means the value of an Asbestos Personal Injury Claim or Demand determined pursuant to the Claimant Agreement, a Pre-Petition Settlement Agreement or the procedures set forth in the TDP, as applicable.

      "Negotiation Period" shall have the meaning ascribed to such term in
Section 7.5(b) of the Plan.

      "Non-Compensatory Damages" means any and all damages awarded by a court of competent jurisdiction that are penal in nature, including, without limitation, punitive, punitory, exemplary, vindictive, imaginary or presumptive damages.

      "Not Previously Determined Unsecured Asbestos Personal Injury Claim" means any Asbestos Personal Injury Claim other than a Secured Asbestos Claim or Previously Determined Unsecured Asbestos Personal Injury Claim, and includes, but is not limited to, any Unknown Asbestos Claim.

      "Other ABI Asbestos Claim" means any Asbestos Claim that may be asserted by ABI now or in the future, other than ABI Asbestos Indemnity Claims.

      "Other Collateral" means the payments which ABI shall be entitled to receive from Congoleum or the Plan Trust in respect of ABI's indemnity rights under the Joint Venture Agreement and the Plan, which payments shall be pledged to the Plan Trust and held in escrow by the Plan Trustee in accordance with the Pledge Agreement and the Promissory Note.

      "Other Secured Claim" means a Secured Claim arising prior to the Petition Date against any of the Debtors other than a Lender Secured Claim or a Secured Asbestos Claim.

      "Participating Claimant" means a holder of an Asbestos Personal Injury Claim designated as a Participating Asbestos Claimant pursuant to the Claimant Agreement.

      "Pension Plans" means, collectively, that certain Congoleum Corporation Hourly Retirement Plan, that certain Congoleum Corporation Retirement Plan for Salaried Employees and that certain Congoleum Corporation Plant 2 Retirement Plan, in each case as the same may be amended from time to time.

      "Person" means any person, individual, partnership, corporation, limited liability company, joint venture company, association or other entity or being of whatever kind, whether or not operating or existing for profit, including, but not limited to, any "person" as such term is defined in section 101(41) of the Bankruptcy Code, but excluding any Governmental Unit.

      "Petition Date" means December 31, 2003, the date on which the Debtors filed their petitions for relief commencing the Reorganization Cases.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      "Plan" means this Plan of Reorganization under Chapter 11 of the Bankruptcy Code and all exhibits and schedules annexed hereto or referenced herein, and any amendments or modifications thereto made in accordance with the Bankruptcy Code.

      "Plan Documents" means the Plan, the Plan Trust Agreement, the TDP, the Pledge Agreement, the Promissory Note and the Insurance Assignment Agreement, and all exhibits and schedules to any of the foregoing.

      "Plan Supplement" means the compilation of documents, including any exhibits to the Plan not included herewith, that the Debtors may file with the Bankruptcy Court on or before the date that is five (5) Business Days prior to the Confirmation Hearing.

      "Plan Trust" means the trust to be established pursuant to the Plan Trust Agreement and Section 5.1(a) of the Plan as of the Effective Date.

      "Plan Trust Agreement" means that certain Congoleum Plan Trust Agreement, effective as of the Effective Date, substantially in the form annexed hereto as Exhibit "D," as it may be modified from time to time in accordance with the terms thereof.

      "Plan Trust Asbestos Claims" means, collectively, Asbestos Personal Injury Claims, Unknown Asbestos Claims, Allowed Asbestos Property Damage Claims and ABI Asbestos Personal Injury Indemnity Claims.

      "Plan Trust Assets" means the assets to be delivered to the Plan Trust pursuant to the Plan Documents and shall include, without limitation, the following assets and any income, profits, and proceeds derived therefrom: (a) the Promissory Note and the Pledge Agreement; (b) the Asbestos Insurance Rights;
(c) the proceeds of the Asbestos Insurance Settlement Agreements; (d) the proceeds of the Asbestos In-Place Insurance Coverage; (e) the proceeds of the Asbestos Insurance Actions; (f) all of the assets held by the Collateral Trust as of the Effective Date; (g) the proceeds of the Asbestos Insurance Action Recoveries; (h) the ABI Contribution; (i) the Asbestos Property Damage Insurance Rights; (j) the Additional Plan Trust Contribution (if payable); (k) Plan Trust Bankruptcy Causes of Action (subject to Section 12.5 of the Plan); (l) other Causes of Action, other than Bankruptcy Causes of Action, related to Plan Trust Asbestos Claims and Plan Trust Assets including, without limitation, the right to void any Asbestos Claim of a Qualified Pre-Petition Settlement Claimant or of a Qualified Participating Claimant whether because of failure to comply with the requirements of any applicable settlement agreement (including, without limitation, the Claimant Agreement) or because such Claim was not submitted in good faith or otherwise and including the right to pursue such Causes of Action, if any, in the name of any Debtor, if necessary; and (m) the rights granted to the Plan Trust pursuant to the Insurance Assignment Agreement.

      "Plan Trust Bankruptcy Causes of Action" means all Causes of Action arising under the Bankruptcy Code, including any avoidance or recovery actions under sections 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code, or under any similar state statutes, which seek recovery of or with respect to any payment by, or transfer of any interest in property of, any of the Debtors (except for any payments made on account of indemnification or reimbursement rights under the Joint Venture Agreement), which payment or transfer was made in respect of any claim, cause of action or other matter which constitutes or relates to a Plan Trust Asbestos Claim, or which would have constituted or

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


related to a Plan Trust Asbestos Claim had such payment or transfer not been made.

      "Plan Trust Bylaws" means the bylaws as approved by the Plan Trustee, the Trust Advisory Committee and the Futures Representative, effective as of the Effective Date, as may be modified from time to time with the consent and approval of the Plan Trustee, the Trust Advisory Committee and the Futures Representative.

      "Plan Trust Disputed Claim" means any Asbestos Claim of a Participating Claimant or a Pre-Petition Settlement Claimant as to which the holder of such Claim has timely objected to the Forbearance of his, her or its rights under Articles II, III.C, IV and VIII of the Claimant Agreement or under any Pre-Petition Settlement Agreement, as applicable and his, her or its rights, if any, under the Collateral Trust Agreement and the Security Agreement.

      "Plan Trust Documents" means the Plan Trust Agreement, the Plan Trust Bylaws, the TDP and the other agreements, instruments and documents governing the establishment, administration and operation of the Plan Trust, as amended or modified from time to time in accordance with the Plan and such documents.

      "Plan Trust Expenses" means any of the Asbestos Expenses, and any other liabilities, costs or expenses of, or imposed upon, assumed by, or in respect of the Trusts (except for payments to holders of Asbestos Claims on account of such Asbestos Claims).

      "Plan Trustee" means the Persons appointed pursuant to Article V of the Plan and the Plan Trust Agreement for the purpose of acting as Trustee(s) of the Plan Trust in accordance with the terms and conditions contained in the Plan, the Plan Trust Agreement and the Confirmation Order.

      "Pledge Agreement" means that certain Pledge Agreement substantially in the form annexed as Exhibit "E" hereto to be executed by ABI on the Effective Date pursuant to Section 5.1(b) and other provisions of the Plan.

      "Pledged Stock" means the Congoleum Majority Interests to be pledged pursuant to the Plan and the Pledge Agreement as of the Effective Date to secure performance by Congoleum of its obligations under the Promissory Note.

      "Postpetition Interest" means interest accruing on and after the Petition Date on a Claim.

      "Pre-Petition Asbestos Claimants' Committee" means the unofficial pre-petition committee of representatives of holders of present Asbestos Personal Injury Claims, which committee consisted of the following representatives of the holders of present Asbestos Personal Injury Claims: Perry Weitz, Esquire, Joseph Rice, Esquire, Steven Kazan, Esquire, Russell Budd, Esquire, Bryan Blevins, Esquire, John Cooney, Esquire and Matt Bergmann, Esquire.

      "Pre-Petition Settlement Agreement" means a settlement agreement, other than the Claimant Agreement, executed prior to the Petition Date to resolve an Asbestos Personal Injury Claim under which some or all of the consideration due has yet to be paid.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      "Pre-Petition Settlement Claimant" means a holder of an Asbestos Personal Injury Claim who is a party to a Pre-Petition Settlement Agreement.

      "Previously Determined Unsecured Asbestos Personal Injury Claim" means the unsecured portion of the liquidated claim of a Participating Claimant (as described in the Claimant Agreement).

      "Priority Claim" means any Claim (other than an Administrative Claim or a Priority Tax Claim) to the extent such Claim is entitled to a priority in payment under section 507(a) of the Bankruptcy Code.

      "Priority Tax Claim" means any Claim to the extent that such Claim is entitled to a priority in payment under section 507(a)(8) of the Bankruptcy Code.

      "Professional Fee Claim" means a Claim of a professional retained in the Reorganization Cases pursuant to sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code, or otherwise, including (i) such Claims of the Futures Representative and its professionals, for compensation or reimbursement of costs and expenses relating to services rendered on and after the Petition Date and prior to and including the Effective Date, and (ii) Claims under section 503(b)(3), (4) or (5) of the Bankruptcy Code.

      "Promissory Note" means the Promissory Note which will be issued by Reorganized Congoleum to the Plan Trust as of the Effective Date, substantially in the form annexed to the Plan as Exhibit "F."

      "Proof of Claim" means any proof of claim filed with the Bankruptcy Court or its duly appointed claims agent with respect to the Debtors pursuant to Bankruptcy Rule 3001 or 3002.

      "Pro Rata" means with reference to any distribution on account of any Claim or Interest in any Class, the proportion that the amount of such Claim or Interest bears to the aggregate amount of all Claims (including Disputed Claims but excluding Disallowed Claims) or Interests (including disputed Interests, but excluding Disallowed Interests) in such Class.

      "Protected Party" means any of the following parties:

            (a) the Released Parties;

            (b) any Entity that, pursuant to the Plan or after the Confirmation Date, becomes a direct or indirect transferee of, or successor to, the Plan Trust or the Reorganized Debtors;

            (c) ABI, the ABI Parties and Wachovia in its capacity as Lender under the Existing Credit Agreement to the fullest extent permitted by section 524(g)(4) of the Bankruptcy Code;

            (d) the Persons designated on Exhibit "G" (as such Exhibit may be amended on or before the Confirmation Date) as current distributors of the product lines currently manufactured, sold or otherwise produced by Congoleum; or

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


            (e) each Settling Asbestos Insurance Company.

      "Qualified Claimant" means any Pre-Petition Settlement Claimant or Participating Claimant entitled to receive payment from the Collateral Trust pursuant to the provisions of the Collateral Trust Agreement.

      "Qualified Participating Claimant" means any Participating Claimant who is a Qualified Claimant.

      "Qualified Pre-Petition Settlement Claimant" means any Pre-Petition Settlement Claimant who is a Qualified Claimant.

      "Reinstated" or "Reinstatement" means (a) leaving unaltered the legal, equitable, and contractual rights to which a Claim or Interest entitles the holder of such Claim or Interest so as to leave such Claim or Interest Unimpaired or (b) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim or Interest to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default,
(i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (ii) reinstating the maturity of such Claim or Interest as such maturity existed before such default; (iii) compensating the holder of such Claim or Interest for any damages incurred as a result of any legal, equitable or contractual rights to which such Claim or Interest entitles the holder of such Claim or Interest; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligations on which such Claim or Interest is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence, prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be required to be reinstated in order to accomplish Reinstatement.

      "Released Non-Debtor Parties" means (a) the Futures Representative and his Representatives, (b) the Asbestos Claimants' Committee and its Representatives, and (c) the Additional Indemnitees.

      "Released Parties" means each of the Debtors, the Reorganized Debtors, their respective Representatives and the Released Non-Debtor Parties.

      "Reorganization Cases" means the cases filed by the Debtors under Chapter 11 of the Bankruptcy Code.

      "Reorganized Congoleum" means reorganized Congoleum on and after the Effective Date.

      "Reorganized Debtors" means the reorganized Debtors on and after the Effective Date.

      "Representatives" means, with respect to any Entity, the present and former directors, officers, members, employees, trustees, accountants (including independent certified public accountants), advisors, attorneys, consultants, experts or other agents of that Entity, or any other professionals of that Entity, in each case in their capacity as such.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      "Schedules" means the schedules, statements and lists filed by the Debtors with the Bankruptcy Court pursuant to Bankruptcy Rule 1007, if such documents are filed, as they have been and may be amended or supplemented from time to time.

      "Second Re-Measurement Value" means the product of (i) 51% multiplied by
(ii) the product of (A) the number of shares of common stock of Congoleum outstanding immediately prior to the effective time of the Disposition Event multiplied by (B) the Disposition Event Sales Proceeds.

      "Secured Asbestos Claim" means: (a) an Asbestos Personal Injury Claim held by a Qualified Claimant to the extent that such Asbestos Personal Injury Claim is secured according to the provisions of the Collateral Trust Agreement; and
(b) the Claims Handling Fee. "Secured Asbestos Claim" includes, but is not limited to, the Asbestos Personal Injury Claims of Qualified Pre-Petition Settlement Claimants and the Qualified Participating Claimant's "Asbestos Claimant's Secured Claim" (as that term is defined in the Collateral Trust Agreement).

      "Secured Claim" means any Claim that is (a) secured in whole or part, as of the Petition Date, by a Lien which is valid, perfected and enforceable under applicable law and is not subject to avoidance under the Bankruptcy Code or applicable non-bankruptcy law, or (b) subject to setoff under section 553 of the Bankruptcy Code, but, with respect to both (a) and (b) above, only to the extent of the value, net of any senior lien, of the Estates' interest in the assets or property securing any such Claim or the amount subject to setoff, as the case may be.

      "Security Agreement" means that certain Superseding Security Agreement entered into by Congoleum and the Collateral Trustee, dated June 11, 2003, as the same may be amended from time to time.

      "Senior Note Claim" means any Claim of a holder of Senior Notes based upon the Senior Notes.

      "Senior Notes" means the 8.625% Senior Notes Due 2008 issued by Congoleum and outstanding as of the Petition Date.

      "Settling Asbestos Insurance Company" means any Asbestos Insurance Company that has, before the conclusion of the Confirmation Hearing before the Bankruptcy Court, entered into an Asbestos Insurance Settlement Agreement that is sufficiently comprehensive in the determination of the Debtors to warrant treatment under section 524(g) of the Bankruptcy Code, which determination by the Debtors will be indicated by the inclusion of such Asbestos Insurance Company on a schedule of Settling Asbestos Insurance Companies filed by the Debtors (with the consent of the Claimants' Representative, the Futures Representative and the Asbestos Claimants' Committee) with the Bankruptcy Court before the conclusion of the Confirmation Hearing before the Bankruptcy Court.

      "Subsidiary Debtors" means, collectively, Congoleum Sales, Inc. and Congoleum Fiscal, Inc.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      "Subsidiary Interests" means, collectively, the issued and outstanding shares of stock of the Subsidiary Debtors as of the Petition Date and any options, warrants or other contractual rights to acquire any shares of stock of the Subsidiary Debtors as of the Petition Date.

      "Substantial Contribution Claim" shall have the meaning ascribed thereto in Section 3.3 of the Plan.

      "TDP" means the trust distribution procedures for the Plan Trust, substantially in the form attached as Exhibit "H" to the Plan, as it may be modified from time to time in accordance with the terms of the TDP and the Plan Trust Agreement.

      "Trust Advisory Committee" or "TAC" means a Trust Advisory Committee to be formed to represent all holders of Asbestos Personal Injury Claims to advise the Plan Trustee and to approve and consent to certain actions as specified herein and in the Plan Trust Agreement.

      "Trusts" means the Plan Trust and the Collateral Trust, collectively.

      "United States Trustee" means the United States Trustee for the judicial district in which the Reorganization Cases are commenced.

      "Unimpaired" means, with reference to a Claim or Interest, unimpaired within the meaning of section 1124 of the Bankruptcy Code.

      "Unknown Asbestos Claim" means any Asbestos Personal Injury Claim that, after the Confirmation Date, may be asserted in the future, so long as such Asbestos Personal Injury Claim has not been previously asserted.

      "Unknown Asbestos Claimant" means any Person that, after the Confirmation Date, may in the future assert an Unknown Asbestos Claim.

      "Unsecured Asbestos Personal Injury Claim" means any Asbestos Personal Injury Claim other than a Secured Asbestos Claim. "Unsecured Asbestos Personal Injury Claims" consist of Not Previously Determined Unsecured Asbestos Personal Injury Claims and Previously Determined Unsecured Asbestos Personal Injury Claims.

      "Unsecured Claim" means any Claim against any Debtor arising prior to the Petition Date (regardless of whether such Claim is covered by insurance) to the extent that such Claim is neither secured nor entitled to priority under the Bankruptcy Code or by a Final Order of the Bankruptcy Court, including, but not limited to: (a) any Claim arising from the rejection of an executory contract or unexpired lease under section 365 of the Bankruptcy Code, and (b) any portion of a Claim to the extent the value of the holder's interest in the applicable Estate's interest in the property securing such Claim is less than the amount of the Claim, or to the extent that the amount of the Claim subject to setoff is less than the amount of the Claim, as determined pursuant to section 506(a) of the Bankruptcy Code.

      "Voting Agent" means [Logan & Company, Inc.].

      "Wachovia" shall have the meaning ascribed to such term in Section 4.1(d).

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      "Workers' Compensation Claim" means any Claim (a) for benefits under a state-mandated workers' compensation system, that a past, present, or future employee of the Debtors and their predecessors is receiving, or may in the future have a right to receive, and/or (b) reimbursement brought by any insurance company as a result of payments made to or for the benefit of such employees and fees and expenses incurred under any insurance policies covering such employee claims.

      1.3 Rules of Interpretation: Application of Definitions, Rules of Construction, and Computation of Time. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine and neuter. For purposes of the Plan: (a) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the document shall be substantially in that form or substantially on those terms and conditions; (b) any reference in the Plan to an existing document or exhibit filed or to be filed means the document or exhibit as it may have been or may be amended, modified, or supplemented; (c) unless otherwise specified, all references in the Plan to Sections, Schedules, and Exhibits are references to sections, schedules, and exhibits of or to the Plan. Unless otherwise specified, the words "herein," "hereof," "hereto," "hereunder," and other words of similar meaning refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan. The headings in the Plan are for convenience of reference only and shall not expand, limit, or otherwise affect the provisions of the Plan. Unless otherwise indicated herein, all references to dollars are to United States dollars. Unless otherwise expressly provided herein, in computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

      1.4 Exhibits and Schedules. All exhibits and schedules are incorporated into and are a part of the Plan as if set forth in full herein.

                                   ARTICLE II

                     CLASSIFICATION OF CLAIMS AND INTERESTS

      2.1 Generally. Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of Classes of Claims and Interests. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of the Class and is classified in a different Class to the extent the Claim or Interest qualifies within the description of that different Class. Solely for voting purposes, Claims against each Estate are classified as Claims against the Estates as a whole. The Plan does not provide for substantive consolidation of the Estates. In accordance with Section 4.3 of the Plan, the structure of the Plan shall not operate to impose liability on any Reorganized Debtor for the Claims against any other Debtor or the debts and obligations of any other Reorganized Debtor.

      2.2 Unclassified Claims. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, including Substantial Contribution Claims, and Priority Tax Claims are not classified and are excluded from the Classes set forth in Section 2.3 of the Plan.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


The treatment accorded Administrative Claims, Substantial Contribution Claims and Priority Tax Claims is set forth in Article III of the Plan.

      2.3 Classes. In accordance with section 1122 of the Bankruptcy Code, the following constitute the Classes of Claims against and Interests in the Debtors:

            (a) Class 1 - Priority Claims. Class 1 consists of all Priority Claims. Class 1 is Unimpaired.

            (b) Class 2 - Secured Asbestos Claims of Qualified Pre-Petition Settlement Claimants. Class 2 consists of all Secured Asbestos Claims of Qualified Pre-Petition Settlement Claimants to the extent secured under the terms of the Collateral Trust Agreement. Class 2 is Impaired.

            (c) Class 3 - Secured Asbestos Claims of Qualified Participating Claimants. Class 3 consists of all Secured Asbestos Claims of Qualified Participating Claimants to the extent secured under the terms of the Collateral Trust Agreement. Class 3 is Impaired.

            (d) Class 4 - Lender Secured Claims. Class 4 consists of the Lender Secured Claims. Class 4 is Unimpaired.

            (e) Class 5 - Other Secured Claims. Class 5 consists of all Other Secured Claims, each of which will be within a separate subclass, with each such subclass to be deemed a separate Class for all purposes. Class 5 is (or these subclasses are) Unimpaired.

            (f) Class 6 - Senior Note Claims. Class 6 consists of all Senior Note Claims. Class 6 is Unimpaired.

            (g) Class 7 - General Unsecured Claims. Class 7 consists of all General Unsecured Claims. Class 7 is Unimpaired.

            (h) Class 8 - Workers' Compensation Claims. Class 8 consists of all Workers' Compensation Claims. Class 8 is Unimpaired.

            (i) Class 9 - ABI Claims. Class 9 consists of all ABI Claims. Class 9 is Impaired.

            (j) Class 10 - Not Previously Determined Unsecured Asbestos Personal Injury Claims. Class 10 consists of all Not Previously Determined Unsecured Asbestos Personal Injury Claims. Class 10 is Impaired.

            (k) Class 11 - Previously Determined Unsecured Asbestos Personal Injury Claims. Class 11 consists of all Previously Determined Unsecured Asbestos Personal Injury Claims. Class 11 is Impaired.

            (l) Class 12 - Asbestos Property Damage Claims. Class 12 consists of all Asbestos Property Damage Claims. Class 12 is Impaired.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


            (m) Class 13 - Congoleum Majority Interests. Class 13 consists of all Congoleum Majority Interests. Class 13 is Impaired.

            (n) Class 14 - Congoleum Minority Interests. Class 14 consists of all Congoleum Minority Interests. Class 14 is Unimpaired.

            (o) Class 15 - Subsidiary Interests. Class 15 consists of all Subsidiary Interests. Class 15 is Unimpaired.

                                  ARTICLE III

                           TREATMENT OF ADMINISTRATIVE
                         CLAIMS AND PRIORITY TAX CLAIMS

      3.1 Administrative Claims. On the Distribution Date, each holder of an Allowed Administrative Claim, except as otherwise provided for herein, and subject to the requirements of Section 13.11 of the Plan, shall receive, in full satisfaction, settlement, release, extinguishment, and discharge of such Allowed Administrative Claim, (a) Cash equal to the unpaid portion of such Allowed Administrative Claim or (b) such different treatment as to which the applicable Debtor and such holder shall have agreed upon in writing; provided, however, that Allowed Administrative Claims representing (i) post-petition liabilities incurred in the ordinary course of business by the Debtors and (ii) post-petition contractual liabilities arising under loans or advances to the Debtors, whether or not incurred in the ordinary course of business, shall be paid by the Reorganized Debtors in accordance with the terms and conditions of the particular transactions relating to such liabilities and any agreements relating thereto.

      3.2 Priority Tax Claims. On the Distribution Date, each holder of an Allowed Priority Tax Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim,
(a) Cash equal to the unpaid portion of such Allowed Priority Tax Claim, (b) such different treatment as to which the applicable Debtor and such holder shall have agreed upon in writing, or (c) at the Reorganized Debtors' sole discretion, deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim, over a period not exceeding six (6) years after the date of assessment of such Allowed Priority Tax Claim.

      3.3 Substantial Contribution Claims. Any Entity who requests compensation or expense reimbursement for making a substantial contribution in the Reorganization Cases pursuant to sections 503(b)(3), (4) and (5) of the Bankruptcy Code ("Substantial Contribution Claim") must file an application with the clerk of the Bankruptcy Court on or before a date that is sixty (60) days subsequent to the Confirmation Date and serve such application on counsel for the Debtors, counsel for the Futures Representative and counsel for the Asbestos Claimants' Committee and on all other parties as otherwise required by the Bankruptcy Court and the Bankruptcy Code, or be forever barred from seeking such compensation or expense reimbursement. All Allowed Substantial Contribution Claims shall be paid by the Reorganized Debtors within sixty (60) days of allowance by the Bankruptcy Court.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


                                   ARTICLE IV

                  TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS

      4.1 Claims and Interests.

            (a) Class 1 - Priority Claims. On the Distribution Date, each holder of an Allowed Priority Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Claim, either (i) the Allowed Amount of its Priority Claim, in Cash, or (ii) such different treatment as may be agreed to by such holder and the Reorganized Debtors. Class 1 Claims are Unimpaired and the holders of Class 1 Claims are deemed to have accepted the Plan and, accordingly, are not entitled to vote on the Plan.

            (b) Class 2 - Secured Asbestos Claims of Qualified Pre-Petition Settlement Claimants. As of the Effective Date, all liability for all Secured Asbestos Claims of Qualified Pre-Petition Settlement Claimants shall be assumed, automatically and without further act or deed, by the Plan Trust and the Reorganized Debtors shall have no liability therefor. Each such Qualified Pre-Petition Settlement Claimant will, in respect of its Allowed Secured Asbestos Claim, be paid by the Plan Trust, in full satisfaction, settlement, release, and discharge of and in exchange for such Claim, in Cash in accordance with the provisions of the Plan Documents without priority of payment and in all respects pari passu with the Allowed Secured Asbestos Claims of Qualified Participating Claimants in Class 3 and the Not Previously Determined Unsecured Asbestos Personal Injury Claims in Class 10 and the Allowed Previously Determined Unsecured Asbestos Personal Injury Claims in Class 11.

            The Asbestos Claims of the Qualified Pre-Petition Settlement Claimants are secured to the full extent of their liquidated settlement amounts, as determined under the respective Pre-Petition Settlement Agreements and certified to the Plan Trust on the Effective Date by the Collateral Trustee or its designee; provided, however, effective as of the Effective Date, each such Qualified Pre-Petition Claimant shall have irrevocably consented or be deemed to have irrevocably consented to the Forbearance of his, her or its rights under the respective Pre-Petition Settlement Agreements and his, her or its rights, if any, under the Collateral Trust Agreement and the Security Agreement by voting to accept the Plan or by failing to timely object to such Forbearance upon notice thereof in accordance with procedures established by the Bankruptcy Court. If any Qualified Pre-Petition Settlement Claimant timely objects to such Forbearance, the Secured Asbestos Claim of such objecting Qualified Pre-Petition Settlement Claimant shall be deemed a Plan Trust Disputed Claim and the validity of such Secured Asbestos Claim shall be subject to objection by the Plan Trustee based on (i) the terms of the Collateral Trust Agreement; (ii) any Plan Trust Bankruptcy Cause of Action, notwithstanding any limitations on such Plan Trust Bankruptcy Causes of Actions contained in Section 12.5 of the Plan; and (iii) any other Cause of Action available to the Plan Trustee under Section 12.4 of the Plan or otherwise. Upon the occurrence of such Forbearance, such Forbearance shall be irrevocable.

            Class 2 is Impaired and holders of Class 2 Claims are entitled to vote to accept or reject the Plan.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


            (c) Class 3 - Secured Asbestos Claims of Qualified Participating Claimants. As of the Effective Date, all liability for all Secured Asbestos Claims of Qualified Participating Claimants shall be assumed, automatically and without further act or deed, by the Plan Trust and the Reorganized Debtors shall have no liability therefor. Each such Qualified Participating Claimant will, in respect of its Allowed Secured Asbestos Claim, be paid by the Plan Trust, in full satisfaction, settlement, release, and discharge of and in exchange for such Claim, in Cash in accordance with the provisions of the Plan Documents without priority of payment and in all respects pari passu with the Allowed Secured Asbestos Claims of Qualified Pre-Petition Settlement Claimants in Class 2 and the Not Previously Determined Unsecured Asbestos Personal Injury Claims in Class 10 and the Allowed Previously Determined Unsecured Asbestos Personal Injury Claims in Class 11.

            The Asbestos Claims of the Qualified Participating Claimants are secured to the extent provided in the Claimant Agreement; provided, however, effective as of the Effective Date, each such Qualified Participating Claimant shall have irrevocably consented or be deemed to have irrevocably consented to the Forbearance of his, her or its rights under Articles II, III.C, IV and VIII of the Claimant Agreement and his, her or its rights, if any, under the Collateral Trust Agreement and the Security Agreement by voting to accept the Plan or by failing to timely object to such Forbearance upon notice thereof in accordance with procedures established by the Bankruptcy Court. If any Qualified Participating Claimant timely objects to such Forbearance, the Asbestos Claim of such objecting Qualified Participating Claimant shall be deemed a Plan Trust Disputed Claim and the validity of such Asbestos Claim, including the Class 11 portion of such Asbestos Claim, shall be subject to objection by the Plan Trustee based on (i) the terms of the Collateral Trust Agreement; (ii) any Plan Trust Bankruptcy Cause of Action, notwithstanding any limitations on such Plan Trust Bankruptcy Causes of Actions contained in Section 12.5 of the Plan; and
(iii) any other Cause of Action available to the Plan Trustee under Section 12.4 of the Plan or otherwise. Upon the occurrence of such Forbearance, such Forbearance shall be irrevocable.

            Class 3 is Impaired and holders of Class 3 Claims are entitled to vote to accept or reject the Plan.

            (d) Class 4 - Lender Secured Claims. On the Effective Date, the Existing Credit Agreement, as ratified, amended and approved in accordance with the Financing Order (as hereinafter defined), will be amended and restated in accordance with the terms of the Amended Credit Agreement and the holder of the Allowed Lender Secured Claim shall be entitled to all the rights and benefits under the Amended Credit Agreement and related documents. The Amended Credit Agreement will be on terms and conditions mutually acceptable to the Debtors and Wachovia Bank, National Association, successor by merger to Congress Financial Corporation ("Wachovia"). Alternatively, if, as of the Confirmation Hearing, the Debtors and the holder of the Lender Secured Claim have not agreed upon the terms of the Amended Credit Agreement, the Lender Secured Claim shall be paid in full indefeasibly on the Effective Date or as soon thereafter as practicable and Wachovia shall be released from any and all liabilities and causes of action in accordance with the Final Order (1) Authorizing Debtors' Use of Cash Collateral,
(2) Authorizing Debtors to Obtain Post-Petition Financing, (3) Granting Senior Liens and Priority Administrative Expense Status Pursuant to 11 U.S.C. ss.ss.105 and 364(c), (4) Modifying the Automatic Stay Pursuant to 11 U.S.C. ss.362, and

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


(5) Authorizing Debtors to Enter into Agreements with Congress Financial Corporation [docket no. 435](the "Financing Order"). Nothing herein requires that Wachovia permit the use of collateral, including cash collateral, or finance the Debtors after Confirmation other than with Wachovia's prior written consent. Class 4 is Unimpaired and the holder of the Class 4 Claim is deemed to have accepted the Plan and, accordingly, is not required to vote on the Plan. Notwithstanding anything to the contrary contained in the Plan, the Confirmation Order, or otherwise, the Obligations under and as defined in the Existing Credit Agreement (as the same has heretofore been or may hereafter be amended, modified, ratified, restated, extended, renewed or replaced) and all the rights, claims, liens and priorities and other protections provided to Wachovia shall survive the Confirmation Date and continue in full force and effect in accordance with the terms and conditions of the Financing Order and the Existing Credit Agreement.

            (e) Class 5 - Other Secured Claims. Each holder of an Allowed Other Secured Claim shall retain unaltered the legal, equitable and contractual rights (including, but not limited to, any Liens that secure such Claim) to which such Claim entitles such holder and such Allowed Other Secured Claim shall be Reinstated on the Effective Date. Class 5 is Unimpaired and the holders of Class 5 Claims are deemed to have accepted the Plan and, accordingly, are not entitled to vote on the Plan.

            (f) Class 6 - Senior Note Claims. Each holder of an Allowed Senior Note Claim shall retain unaltered the legal, equitable and contractual rights to which such Claim entitles such holder and such Allowed Senior Note Claim shall be Reinstated on the Effective Date. Class 6 is Unimpaired and the holders of Class 6 Claims are deemed to have accepted the Plan and, accordingly, are not entitled to vote on the Plan.

            (g) Class 7 - General Unsecured Claims. Each holder of an Allowed General Unsecured Claim shall retain unaltered the legal, equitable and contractual rights to which such Claim entitles such holder and such Allowed General Unsecured Claim shall be Reinstated on the Effective Date. Class 7 is Unimpaired and the holders of Class 7 Claims are deemed to have accepted the Plan and, accordingly, are not entitled to vote on the Plan.

            (h) Class 8 - Workers' Compensation Claims. Each holder of an Allowed Workers' Compensation Claim shall be paid in the ordinary course pursuant to such rights that exist under any state workers' compensation system or laws applicable to such Claims. Class 8 is Unimpaired and the holders of Class 8 Claims are deemed to have accepted the Plan and, accordingly, are not entitled to vote on the Plan.

            (i) Class 9 - ABI Claims. On the Effective Date, the ABI Claims shall receive the following treatment:

                  (i) all ABI Asbestos Personal Injury Indemnity Claims shall be channeled to, assumed by, and become the obligations solely of, the Plan Trust, and shall be payable in accordance with the terms of the Plan and the TDP, subject to the limitations on payments in respect thereof set forth in the Plan, the TDP, the Promissory Note and the Pledge Agreement;

                  (ii) all ABI Asbestos Property Damage Indemnity Claims and Other ABI Asbestos Claims shall be deemed Disallowed and expunged; and

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


                  (iii) all ABI Claims (other than ABI Asbestos Personal Injury Indemnity Claims, ABI Asbestos Property Damage Indemnity Claims and Other ABI Asbestos Claims) shall be Reinstated, and shall be payable by the Reorganized Debtors, subject to any applicable limitations on payments in respect thereof set forth in the Plan, the Promissory Note and the Pledge Agreement.

                  Class 9 is Impaired and the holder of the Class 9 Claims is entitled to vote to accept or reject the Plan. Notwithstanding anything in the Plan, except as otherwise provided in Section 7.5 of the Plan with respect to the procedure to determine if an ABI Asbestos Personal Injury Indemnity Claim is Allowed, the holder of the Class 9 Claims shall not be required to file a Proof of Claim.

            (j) Class 10 - Not Previously Determined Unsecured Asbestos Personal Injury Claims. As of the Effective Date, all liability for all Not Previously Determined Unsecured Asbestos Personal Injury Claims as well as liability for all future Demands and Unknown Asbestos Claims shall be assumed, automatically and without further act or deed, by the Plan Trust and the Reorganized Debtors shall have no liability therefor. Each Not Previously Determined Unsecured Asbestos Personal Injury Claim, future Demand and Unknown Asbestos Claim shall be paid pursuant to the Plan Trust Agreement and the TDP and in all respects pari passu with the Allowed Secured Asbestos Claims in Classes 2 and 3 and the Allowed Previously Determined Unsecured Asbestos Personal Injury Claims in Class
11. The TDP shall apply to all holders of Not Previously Determined Unsecured Asbestos Personal Injury Claims, Unknown Asbestos Claims and Demands, including any such holder who elects to resort to the legal system and obtains a judgment for money damages. Each holder of a Not Previously Determined Unsecured Asbestos Personal Injury Claim shall be deemed to have assigned to the Plan Trust, and the Plan Trustee shall be deemed such holder's sole attorney in fact, as may be appropriate, to prosecute, at the Plan Trustee's discretion with the consent and approval of the Trust Advisory Committee and the Futures Representative, any Direct Action. The Plan Trustee may, with the consent and approval of the Trust Advisory Committee and the Futures Representative, reassign such Direct Action to such holder at any time. Class 10 is Impaired and holders of Class 10 Claims are entitled to vote to accept or reject the Plan.

            (k) Class 11 - Previously Determined Unsecured Asbestos Personal Injury Claims. As of the Effective Date, all liability for all Previously Determined Unsecured Asbestos Personal Injury Claims shall be assumed, automatically and without further act or deed, by the Plan Trust and the Reorganized Debtors shall have no liability therefor. Each Allowed Previously Determined Unsecured Asbestos Personal Injury Claim shall be paid pursuant to the Plan Trust Agreement and the TDP and in all respects pari passu with the Allowed Secured Asbestos Claims in Classes 2 and 3 and the Not Previously Determined Unsecured Asbestos Personal Injury Claims in Class 10. The TDP shall apply to all holders of Previously Determined Unsecured Asbestos Personal Injury Claims. Each holder of a Previously Determined Unsecured Asbestos Personal Injury Claim shall be deemed to have assigned to the Plan Trust, and the Plan Trustee shall be deemed such holder's sole attorney in fact, as may be appropriate, to prosecute, at the Plan Trustee's discretion with the consent and approval of the Trust Advisory Committee and the Futures Representative, any

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


Direct Action. The Plan Trustee may, with the consent and approval of the Trust Advisory Committee and the Futures Representative, reassign such Direct Action to such holder at any time. Class 11 is Impaired and holders of Class 11 Claims are entitled to vote to accept or reject the Plan.

            (l) Class 12 - Asbestos Property Damage Claims. As of the Effective Date, all liability for all Allowed Asbestos Property Damage Claims shall be assumed, automatically and without further act or deed, by the Plan Trust and the Reorganized Debtors shall have no liability therefor. Each Allowed Asbestos Property Damage Claim shall be paid solely from the Asbestos Property Damage Claim Sub-Account on account of the unpaid Allowed Amount of such Claim pursuant to the Plan Trust Agreement. After the assets in the Asbestos Property Damage Claim Sub-Account have been exhausted, the Plan Trust shall have no further liability or obligation for or in respect of any Asbestos Property Damage Claims. All Asbestos Property Damage Claims as to which a Proof of Claim was not filed prior to the expiration of the Asbestos Property Damage Claim Bar Date shall be deemed Disallowed. Class 12 Claims are Impaired and the holders of Class 12 Claims are entitled to vote to accept or reject the Plan.

            (m) Class 13 - Congoleum Majority Interests. On the Effective Date, ABI shall retain the Congoleum Majority Interests. The Congoleum Majority Interests shall be deemed Allowed Class 13 Congoleum Majority Interests. To secure the obligations of Reorganized Congoleum under the Promissory Note, the Pledged Stock and the Other Collateral shall be pledged by ABI to the Plan Trust pursuant to the Pledge Agreement and held by the Plan Trustee in accordance with the terms of the Pledge Agreement. Class 13 is Impaired and the holder of the Congoleum Majority Interests is entitled to vote to accept or reject the Plan.

            (n) Class 14 - Congoleum Minority Interests. On the Effective Date, the holders of the Congoleum Minority Interests shall retain such Interests. Class 14 is Unimpaired and the holders of Class 14 Congoleum Minority Interests are deemed to have accepted the Plan, and accordingly, are not entitled to vote on the Plan.

            (o) Class 15 - Subsidiary Interests. On the Effective Date, the holder of the Subsidiary Interests shall retain such Subsidiary Interests. Class 15 is Unimpaired and the holder of Class 15 Subsidiary Interests is deemed to have accepted the Plan, and accordingly, is not entitled to vote on the Plan.

      4.2 Reservation of Rights Regarding Claims. Except as otherwise explicitly provided in the Plan, nothing shall affect the Debtors' or the Reorganized Debtors' rights and defenses, both legal and equitable, with respect to any Claims, including, but not limited to, all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment. Except as otherwise explicitly provided in the Plan, nothing shall affect any of the Plan Trust's rights and defenses, both legal and equitable, with respect to any Asbestos Claims, including, but not limited to, all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment.

      4.3 Separate Liabilities of Reorganized Debtors. The structure of the Plan shall not operate to impose liability on any Reorganized Debtor for the Claims against any other Debtor or the debts and obligations of any other Reorganized Debtor. After the Effective Date, each Reorganized Debtor shall be separately liable for its post-Confirmation debts and obligations.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


                                   ARTICLE V

                           IMPLEMENTATION OF THE PLAN

      5.1 The Plan Trust

            (a) Establishment and Purpose of the Plan Trust. On the Effective Date, the Plan Trust shall be established in accordance with the Plan Trust Agreement. The Plan Trust shall be a "qualified settlement fund" within the meaning of section 468B of the IRC and the Treasury Regulations promulgated thereunder. The purpose of the Plan Trust shall be to, among other things: (i) pay all Plan Trust Asbestos Claims in accordance with the Plan, the Plan Trust Agreement, the TDP and the Confirmation Order; (ii) preserve, hold, manage, and maximize the Plan Trust Assets for use in paying and satisfying Plan Trust Asbestos Claims in accordance with the Plan Trust Agreement and the TDP; (iii) prosecute, settle and manage the disposition of the Asbestos In-Place Insurance Coverage; and (iv) prosecute, settle, and manage Asbestos Insurance Actions and Direct Actions.

            (b) Funding and Receipt of Plan Trust Assets. On the Effective Date, Reorganized Congoleum shall issue the Promissory Note to, and all Plan Trust Assets shall be transferred to, vested in, and assumed by, the Plan Trust free and clear of all Claims, Liens and encumbrances; provided, however, that to the extent that certain Plan Trust Assets, because of their nature or because they will accrue subsequent to the Effective Date, cannot be transferred to, vested in, and assumed by the Plan Trust on the Effective Date, such Plan Trust Assets shall be transferred to, vested in, and assumed by the Plan Trust free and clear of Claims, Liens and encumbrances, as soon as practicable after the Effective Date. On the Effective Date, ABI shall deliver the ABI Contribution to the Plan Trust by wire transfer of immediately available funds, pledge the Pledged Stock and Other Collateral to the Plan Trust to secure performance of the obligations of Congoleum under the Promissory Note and enter into the Pledge Agreement.

            (c) Additional Plan Trust Contribution. ABI shall not prepay the Promissory Note in full for any reason prior to the Principal Adjustment Date. If ABI prepays the Promissory Note in full in accordance with the Promissory Note (other than Section 13 of the Promissory Note) at any time after the Principal Adjustment Date (as defined in the Promissory Note), but prior to the third anniversary of the Principal Adjustment Date, and subsequent to that payment but prior to such third anniversary there is a Disposition Event, then if the Second Re-Measurement Value exceeds the greater of the Re-Measurement Value (as defined in the Promissory Note) and $2,738,234.75, ABI shall, following the effective date of such Disposition Event promptly pay (in full in Cash) to the Plan Trust an amount equal to 50% of such excess amount. Congoleum shall be obligated to repay ABI for the Additional Plan Trust Contribution, which repayment obligation shall be evidenced by a promissory note substantially similar in form and content to the Promissory Note with any amount paid by ABI with regard to the Additional Plan Trust Contribution constituting principal that shall be treated in substantially the same manner as the Original Principal Amount is treated under the Promissory Note.

            (d) Insurance Assignment Agreement. On the Effective Date, the Debtors shall deliver the Insurance Assignment Agreement attached hereto as

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


Exhibit "C." Such agreement shall be valid, binding and enforceable. The Insurance Assignment Agreement shall transfer claims and rights set forth therein as Debtors may have.

            (e) Creation of Asbestos Property Damage Claim Sub-Account. On the Effective Date, the Plan Trust shall cause the Asbestos Property Damage Insurance Rights and any proceeds thereof to be held in the Asbestos Property Damage Claim Sub-Account. In accordance with the terms of the Plan Trust Agreement, the Plan Trustee shall be permitted to transfer monies from the Asbestos Property Damage Claim Sub-Account to the Asbestos Personal Injury Claim Sub-Account, from time to time, to the extent that the funds in the Asbestos Property Damage Claim Sub-Account exceed the aggregate amount of all unpaid Asbestos Property Damage Claims that have been filed prior to the Asbestos Property Damage Claim Bar Date, and a reasonable reserve for Plan Trust Expenses and indemnification costs or expenses, in either case, related to Asbestos Property Damage Claims.

            (f) Transfer of Assets and Dissolution of the Collateral Trust. On the Effective Date, pursuant to the terms of the Collateral Trust Agreement, all of the Collateral Trust's right, title and interest in and to any assets or properties then held by the Collateral Trust shall automatically be transferred and assigned to, and vest in, the Plan Trust, free and clear of all Claims, Liens and encumbrances, and all rights with respect to such assets and properties shall be enforceable by the Plan Trust.

            (g) Assumption of Liabilities by the Plan Trust. On the Effective Date, all liabilities, obligations and responsibilities relating to all Plan Trust Asbestos Claims and Asbestos Expenses shall be transferred to the Plan Trust as set forth herein and the Plan Trustee, on behalf of the Plan Trust, shall expressly assume all liability for all Plan Trust Asbestos Claims, Demands and Asbestos Expenses as set forth herein, subject to the provisions of the Plan Trust Agreement.

            (h) Discharge of Liabilities to Holders of Asbestos Claims. Except as provided in the Plan and the Confirmation Order, the transfer to, vesting in, and assumption by the Plan Trust of the Plan Trust Assets as contemplated by the Plan shall, among other things, discharge the Debtors and the Reorganized Debtors from and in respect of all Plan Trust Asbestos Claims.

            (i) TDP. From and after the Effective Date, the Plan Trust shall pay the Plan Trust Asbestos Claims (other than Asbestos Property Damage Claims) in accordance with the Plan Trust Agreement and the TDP. The Plan Trustee shall have the power to administer, amend, supplement or modify the TDP in accordance with the terms thereof.

            (j) Payment of Allowed Asbestos Property Damage Claims. From and after the Effective Date, the Plan Trust shall cause the payment of Allowed Asbestos Property Damage Claims from the Asbestos Property Damage Claim Sub-Account in accordance with the Plan Trust Agreement, provided, however that once the assets in the Asbestos Property Damage Claim Sub-Account have been exhausted, the Plan Trust shall have no further liability or obligation for or in respect of any Asbestos Property Damage Claims.

            (k) Excess Plan Trust Assets. To the extent there are any Plan Trust Assets remaining after the payment in full of all Plan Trust Asbestos Claims and

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


all Plan Trust Expenses (or provision has been made therefor) in accordance with the Plan Trust Agreement and the TDP, such excess Plan Trust Assets shall be transferred to a tax-exempt organization qualified under section 501(c)(3) of the IRC, which charity is to be determined by the Plan Trustee; provided, however, that such charitable purpose, if practicable, shall be related to the treatment of or research regarding asbestos-related disorders.

            (l) Plan Trust Expenses. The Plan Trust shall pay all Plan Trust Expenses from the Plan Trust Assets in accordance with the Plan Trust Agreement. Neither the Debtors, the Reorganized Debtors, ABI nor their Affiliates shall have any obligation to pay any Plan Trust Expenses. Notwithstanding any provision herein to the contrary, on the Effective Date, (i) the Collateral Trustee shall provide the Plan Trust with a certification setting forth the amount of Asbestos Expenses incurred by or on behalf of, or imposed on, the Collateral Trust, or otherwise payable by the Collateral Trust, in each case prior to the Effective Date and all appropriate invoices and other backup regarding such Asbestos Expenses, including without limitation, amounts which may be due to the Claims Reviewer (or to Congoleum to reimburse it for amounts it paid to the Claims Reviewer) for services performed prior to the Effective Date and (ii) the Plan Trust shall only assume Asbestos Expenses from periods prior to the Effective Date if and to the extent set forth on such certification. The Plan Trustees, each member of the TAC, the Futures Representative and the Representatives of each of the foregoing will have a lien upon the Plan Trust Assets which will be prior to any lien thereon, and the Plan Trust will grant a security interest in the Plan Trust Assets, all proceeds thereof and all accounts into which such proceeds or the Plan Trust Assets are deposited or maintained to secure payment of amounts payable to them as compensation or indemnification.

            (m) Appointment of the Initial Plan Trustee. Prior to the Confirmation Hearing, the Debtors, with the approval of the Futures Representative and the Asbestos Claimants' Committee, shall nominate the initial Plan Trustee. Effective as of the Effective Date, the Bankruptcy Court shall appoint the initial Plan Trustee to serve as Plan Trustee in accordance with the Plan Trust Agreement. For purposes of performing his or her duties and fulfilling his or her obligations under the Plan Trust Agreement, the TDP and the Plan, the Plan Trustee shall be deemed to be a party in interest within the meaning of section 1109(b) of the Bankruptcy Code. The Plan Trustee shall be the "administrator" of the Plan Trust as that term is used in Treas. Reg. Section 1.468B-2(k)(3).

            (n) The Futures Representative. On and after the Effective Date, the Futures Representative shall continue to serve as the Futures Representative pursuant to the terms of the Plan Trust Agreement and shall have the functions and rights provided in the Plan Trust Documents.

            (o) Appointment of Trust Advisory Committee Members. After the Confirmation Date, the Asbestos Claimants' Committee shall designate the initial members of the TAC. Effective as of the Effective Date, the Bankruptcy Court shall appoint the initial members of the TAC (and thereupon the TAC shall be formed) to serve as members of the TAC in accordance with the Plan Trust Agreement.

            (p) Institution and Maintenance of Legal and Other Proceedings. As of the Effective Date, the Plan Trust shall be empowered to initiate, prosecute, defend, and resolve all legal actions and other proceedings related to any asset, liability, or responsibility of the Plan Trust. The Plan Trust shall be

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


empowered to initiate, prosecute, defend, and resolve all such actions in the name of the Debtors and/or the Reorganized Debtors if deemed necessary or appropriate by the Plan Trustee with the consent and approval of the Trust Advisory Committee and the Futures Representative. Except as otherwise provided by law or agreement, the Plan Trust shall be responsible for the payment of all damages, awards, judgments, settlements, expenses, costs, fees, and other charges incurred subsequent to Confirmation arising from or associated with any legal action or other proceeding brought pursuant to this Section 5.1(p) and shall pay or reimburse all deductibles, retrospective premium adjustments, or other charges which may arise from the receipt of insurance proceeds by the Plan Trust. Without in any way limiting the foregoing, the Plan Trust shall be empowered to elect to (or not to), initiate, prosecute, defend, settle, and resolve all Plan Trust Bankruptcy Causes of Action (subject to the limitations set forth in Section 12.5), Asbestos Insurance Actions and Direct Actions, and to maintain, administer, preserve, or pursue the Asbestos-In-Place Insurance Coverage, the Asbestos Insurance Action Recoveries, Asbestos Insurance Rights and the Asbestos Insurance Policies.

            (q) Preservation of Insurance Claims. The discharge and release of the Debtors and Released Non-Debtor Parties from all Claims as provided herein, and the injunctive protection provided to the Debtors, Reorganized Debtors, Released Non-Debtor Parties and Released Parties with respect to Demands as provided herein, shall neither diminish nor impair the enforceability of any of the Asbestos Insurance Policies by any Entity.

            (r) Indemnification by the Plan Trust. As and to the extent provided in the Plan Trust Agreement, the Plan Trust (and to the extent specified in Section 3.4(c) of the Plan Trust Agreement, the Reorganized Debtors) will indemnify and hold harmless each of the Debtors, the Reorganized Debtors, the Claimants' Representative, the Collateral Trustee, the Pre-Petition Asbestos Claimants' Committee, the Asbestos Claimants' Committee, the Plan Trustees, any officer and employee of the Plan Trust, the Futures Representative, each member of the TAC and, with respect to each of the foregoing, their respective past, present and future Representatives.

            (s) Coverage Costs. Notwithstanding anything in the Plan to the contrary, Coverage Costs shall be paid to the Reorganized Debtors in accordance with Section 3.4(e) of the Plan Trust Agreement.

      5.2 Intercompany Settlement. In consideration of the treatment set forth in Section 4.1(i) with respect to the ABI Claims, the ABI Contribution, ABI's agreements to enter into and pledge the Pledged Stock and the Other Collateral pursuant to the Pledge Agreement, and for other good and valuable consideration,
(a) on the Effective Date, Reorganized Congoleum, with the consent of ABI, shall assume and cure its defaults, if any, under each of the Intercompany Agreements, pursuant to Section 8.1(d) of the Plan; (b) on the Effective Date, Reorganized Congoleum shall assume the Joint Venture Agreement, pursuant to Section 8.1(c) of the Plan; and (c) ABI and the ABI Parties shall be entitled to the protections of the Asbestos Channeling Injunction provided for in Section 11.6 of the Plan to the extent that any of ABI and the ABI Parties is, within the meaning of section 524(g)(4)(A)(ii) of the Bankruptcy Code, alleged to be directly or indirectly liable for the conduct of, Claims against, or Demands on the Debtors to the extent such alleged liability of ABI or any of the ABI Parties arises by reason of its (I) ownership of a financial interest in any Debtor, a past or present affiliate of any Debtor, or a predecessor in interest

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


of any Debtor, (II) involvement in the management of any Debtor or a predecessor in interest of any Debtor, or service as an officer, director or employee of any Debtor or a related party, or (III) involvement in a transaction changing the corporate structure, or in a loan or other financial transaction affecting the financial condition, of any Debtor or a related party, including but not limited to - - (aa) involvement in providing financing (debt or equity), or advice to an entity involved in such transaction, or (bb) acquiring or selling a financial interest in an entity as part of such a transaction. For purposes of this paragraph, the term "related party" shall have the meaning ascribed to such term in section 524(g)(4)(A)(iii) of the Bankruptcy Code.

      5.3 Certificate of Incorporation and Bylaws. The certificates of incorporation and bylaws of each Debtor shall, as of the Effective Date, be amended to the extent necessary to comply with section 1123(a)(6) of the Bankruptcy Code.

      5.4 Management of the Reorganized Debtors. On and after the Effective Date, the business and affairs of the Reorganized Debtors will be managed by the respective boards of directors of the Reorganized Debtors. The existing senior officers and directors of the Debtors shall continue to serve in their same respective capacities after the Effective Date for the Reorganized Debtors.

      5.5 Amended Credit Agreement. On the Effective Date, the Amended Credit Agreement, together with a new promissory note evidencing the obligation of Reorganized Congoleum thereunder, and all other documents, instruments and agreements to be entered into, delivered or confirmed thereunder on the Effective Date, shall become effective. The new promissory note issued pursuant to the Amended Credit Agreement and all obligations under the Amended Credit Agreement and related documents shall be repaid as set forth in the Amended Credit Agreement.

      5.6 Transfer Taxes. The issuance, transfer, or exchange of any of the securities. issued under, or the transfer of any other assets or property pursuant to or in connection with the Plan or the making or delivery of an instrument of transfer under or in connection with the Plan shall not, pursuant to section 1146 of the Bankruptcy Code, be taxed under any law imposing a stamp tax, transfer tax or other similar tax.

      5.7 Section 346 Injunction. In accordance with section 346 of the Bankruptcy Code for the purposes of any state or local law imposing a tax, income will not be realized by the Estates, the Debtors or the Reorganized Debtors by reason of the forgiveness or discharge of indebtedness resulting from the consummation of the Plan. As a result, each state or local taxing authority is permanently enjoined and restrained, after the Confirmation Date, from commencing, continuing or taking any act to impose, collect or recover in any manner any tax against the Debtors or the Reorganized Debtors arising by reason of the forgiveness or discharge of indebtedness under the Plan.

      5.8 Effectuating Documents and Further Transactions. The Chief Executive Officer, President, Chief Financial Officer or any Vice President of any Debtor shall be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures, and other agreements or documents and take or direct such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Secretary or any Assistant

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


Secretary of any Debtor shall be authorized to certify or attest to any of the foregoing actions.

      5.9 Corporate Action. All matters provided for under the Plan involving the corporate structure of the Debtors or the Reorganized Debtors, or any corporate action to be taken by, or required of the Debtors or the Reorganized Debtors shall be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirement for further action by the stockholders or directors of any of such entities.

                                   ARTICLE VI

            PROVISIONS GOVERNING DISTRIBUTIONS WITH RESPECT TO CLAIMS
                      OTHER THAN PLAN TRUST ASBESTOS CLAIMS

      6.1 Plan Distributions. The Disbursing Agent shall make all distributions required under the Plan (other than distributions to holders of Plan Trust Asbestos Claims). Distributions shall be made on the Distribution Date (unless otherwise provided herein or ordered by the Bankruptcy Court) with respect to all Claims except for Plan Trust Asbestos Claims. Distributions to be made on the Distribution Date shall be deemed actually made on the Distribution Date if made either (a) on the Distribution Date or (b) as soon as practicable thereafter. With respect to Plan Trust Asbestos Claims, distributions to holders of Plan Trust Asbestos Claims shall be made in accordance with the Plan Trust Agreement and/or the TDP, as applicable.

      6.2 Delivery of Distributions. Distributions to holders of Allowed Claims other than Asbestos Claims shall be made by the Disbursing Agent (a) at the holder's last known address, or (b) at the address in any written notice of address change delivered to the Disbursing Agent or the Plan Trustee, as applicable. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made, unless and until the Disbursing Agent is notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made through the Disbursing Agent shall be returned to the appropriate Reorganized Debtor until such distributions are claimed or become unclaimed property pursuant to Section 6.4 of the Plan. With respect to Plan Trust Asbestos Claims, distributions to the holders of Plan Trust Asbestos Claims shall be made in accordance with the Plan Trust Agreement and/or the TDP, as applicable. Distributions on account of the ABI Personal Injury Indemnity Claims and all ABI Claims (other than ABI Asbestos Property Damage Indemnity Claims and Other ABI Asbestos Claims) shall be subject to the terms of the Pledge Agreement.

      6.3 Withholding of Taxes. The Disbursing Agent shall withhold from any assets or property distributed under the Plan any assets or property that must be withheld pursuant to applicable law.

      6.4 Unclaimed Property. Any Cash, assets and other property to be distributed on account of any Claim other than a Plan Trust Asbestos Claim under the Plan that remain unclaimed (including by an Entity's failure to negotiate a check issued to such Entity) or otherwise not deliverable to the Entity entitled thereto before the later of (a) one year after the date of distribution or (b)

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


120 calendar days after an order allowing such Entity's Claim becomes a Final Order, shall become vested in, and shall be transferred and delivered to, the Reorganized Debtors. In such event, such Entity's Claim shall no longer be deemed to be Allowed and such Entity shall be deemed to have waived its rights to such payments or distributions under the Plan pursuant to section 1143 of the Bankruptcy Code and shall have no further Claim in respect of such distribution and shall not participate in any further distributions under the Plan with respect to such Claim.

                                  ARTICLE VII

                          RESOLUTION OF DISPUTED CLAIMS

      7.1 Disallowance of Improperly Filed Claims. Subject to section 502(j) of the Bankruptcy Code and Bankruptcy Rules 3008 and 9006, any Administrative Claim, Asbestos Property Damage Claim or Claim (other than Asbestos Personal Injury Claims and ABI Claims) for which the filing of a Proof of Claim, application or motion with the Bankruptcy Court is required under the terms of the Bankruptcy Code, the Bankruptcy Rules, any order of the Bankruptcy Court (including one providing a Bar Date) or the Plan shall be Disallowed if and, to the extent that such Proof of Claim (or other filing) is not timely and properly made.

      7.2 Prosecution of Objections to Claims. Unless otherwise ordered by the Bankruptcy Court after notice and a hearing, after the Effective Date the Reorganized Debtors shall have the exclusive right to make and file objections to Proofs of Claims, other than Proofs of Claims in respect of Asbestos Personal Injury Claims, Unknown Asbestos Claims, Professional Fee Claims and ABI Asbestos Claims, at any time on or before ninety (90) days after the later of (i) the Effective Date or (ii) the date on which such Claim was filed with the Bankruptcy Court unless no Proof of Claim is required to be filed pursuant to Bankruptcy Rule 3002, the Plan or any order of the Bankruptcy Court; provided, however, that (x) this deadline may be extended by the Bankruptcy Court on motion by the Debtors or the Reorganized Debtors, as applicable, and (y) neither the Debtors, the Reorganized Debtors nor any other Person may file an objection to any (1) Claim that was Allowed by a Final Order entered during the Reorganization Cases, or (2) Claim Allowed by the Plan. In addition, unless otherwise ordered by the Bankruptcy Court after notice and a hearing, after the Effective Date the Reorganized Debtors, subject to Sections 13.5 and 13.11 of the Plan, shall have the exclusive right to make and file objections to Administrative Claims and to amend the Schedules or to object to any Claim specified on the Schedules, at any time on or before sixty (60) days after the later of (i) the Effective Date or (ii) the date on which such Claim was filed with the Bankruptcy Court unless no Proof of Claim is required to be filed pursuant to Bankruptcy Rule 3002, the Plan or any order of the Bankruptcy Court; provided, however, that (x) this deadline may be extended by the Bankruptcy Court on motion by the Debtors or the Reorganized Debtors, as applicable, and
(y) neither the Debtors, the Reorganized Debtors nor any other Person may file an objection to any (1) Claim that was Allowed by a Final Order entered during the Reorganization Cases, or (2) Claim Allowed by the Plan. After the Effective Date, only the Plan Trustee shall have the authority to contest Asbestos Personal Injury Claims, Unknown Asbestos Claims and ABI Asbestos Personal Injury Indemnity Claims and litigate to judgment, settle or withdraw such objections

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


and each Asbestos Personal Injury Claim, Unknown Asbestos Claim and ABI Asbestos Personal Injury Indemnity Claim, whether or not a Proof of Claim was filed with the Bankruptcy Court, shall be satisfied exclusively in accordance with the Plan Trust Documents.

      7.3 No Distributions Pending Allowance. Notwithstanding any other provision hereof, if a Claim or any portion of a Claim is a Disputed Claim, no payment or distribution shall be made on account of such Disputed Claim, unless and until such Disputed Claim becomes an Allowed Claim.

      7.4 Distributions After Allowance. Payments and distributions to each holder of a Claim that is Disputed, or that is not Allowed, to the extent that such Claim ultimately becomes Allowed, shall be made in accordance with the provisions hereof governing the Class of Claims in which such Claim is classified. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim (other than a disputed Asbestos Claim) becomes a Final Order, the Reorganized Debtors shall distribute to the holder of such Claim any payment or property that would have been distributed to such holder if the Claim had been Allowed as of the Effective Date (or such other date on which such distribution would have been made).

      7.5 Liquidation of ABI Asbestos Personal Injury Indemnity Claims.

            (a) Liability for ABI Asbestos Personal Injury Indemnity Claims shall be determined under the provisions of the Joint Venture Agreement applicable thereto and this Section 7.5.

            (b) ABI shall give prompt written notice to the Plan Trust and Reorganized Congoleum of an ABI Asbestos Personal Injury Indemnity Claim, except that any delay or failure to so notify the Plan Trust and Reorganized Congoleum shall relieve the Plan Trust of its obligations in respect of such ABI Asbestos Personal Injury Indemnity Claim only to the extent, if at all, that the Plan Trust is materially prejudiced by reason of such delay or failure. Such notice shall include detailed information concerning the basis for the ABI Asbestos Personal Injury Indemnity Claim. Reorganized Congoleum shall assist and cooperate with the Plan Trust in understanding and evaluating the basis of the ABI Asbestos Personal Injury Indemnity Claim, and each of Reorganized Congoleum and ABI shall provide such further information to the Plan Trust as it may reasonably request during the 30 day period following the Plan Trust's receipt of ABI's notice, provided, however, that Reorganized Congoleum and ABI shall not be required to disclose privileged information. If, by the expiration of such 30 day period, the Plan Trust has not notified ABI that it has determined that the asserted ABI Asbestos Personal Injury Indemnity Claim is due and payable by the Plan Trust, or if the Plan Trust concludes (and notifies ABI) during such period that it is unable to determine based on the information provided whether the Plan Trust has liability for such ABI Asbestos Personal Injury Indemnity Claim, ABI, Reorganized Congoleum and the Plan Trustee shall endeavor to resolve consensually whether the Plan Trust has liability in respect of such ABI Asbestos Personal Injury Indemnity Claim and if so, the amount of such liability, for a period of 15 days (the "Negotiation Period").

            (c) If upon the conclusion of the Negotiation Period, ABI, Reorganized Congoleum and the Plan Trustee have not resolved all outstanding issues related to the ABI Personal Injury Indemnity Claim and the Reorganization Case of Congoleum remains open, ABI may file in the Bankruptcy Court an

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


application for allowance of such ABI Personal Injury Indemnity Claim, which application shall be treated as a proof of claim filed under section 501 of the Bankruptcy Code, and deemed allowed pursuant to section 502 of the Bankruptcy Code unless the Plan Trust files an objection to the application within 30 days following receipt of notice of the filing thereof. The Bankruptcy Court shall adjudicate an ABI application for allowance of an ABI Personal Injury Indemnity Claim that is subject to objection by the Plan Trust as a contested matter, with each party bearing its own costs and expenses, including attorneys' fees.

            (d) If upon the conclusion of the Negotiation Period, ABI, Reorganized Congoleum and the Plan Trustee have not resolved all outstanding issues related to the ABI Personal Injury Indemnity Claim and the Reorganization Case of Congoleum is closed, such issues shall be submitted to binding arbitration and shall be finally settled under the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") by an arbitrator appointed by agreement of ABI and the Plan Trust in accordance with such rules of the AAA. In the event ABI and the Plan Trust fail to agree upon an arbitrator, the AAA shall select an arbitrator in accordance with such rules of the AAA. Any such arbitration will be conducted in New York, New York. Any party to an arbitration may be represented by its attorney or other representative selected by such party. Each party shall be responsible for its own costs and expenses, including attorneys' fees, and the arbitrator shall issue a final ruling within one hundred and twenty (120) days of the commencement of the arbitration proceeding.

            (e) If at any time following ABI's assertion of an ABI Asbestos Personal Injury Indemnity Claim in accordance with this Section 7.5, the Plan Trust notifies ABI that it accepts liability for such ABI Asbestos Personal Injury Indemnity Claim and ABI and the Plan Trust agree on the amount of such liability, or if the Bankruptcy Court or an arbitrator determines the amount of such ABI Asbestos Personal Injury Indemnity Claim, such ABI Asbestos Personal Injury Indemnity Claim shall be Allowed in the amount so agreed or determined, and, notwithstanding any provision of the Joint Venture Agreement to the contrary, the Plan Trust shall only be obligated to pay the portion of the Allowed Amount of such ABI Asbestos Personal Injury Indemnity Claim as is determined in accordance with the TDP.

                                  ARTICLE VIII

                        TREATMENT OF EXECUTORY CONTRACTS,
                        UNEXPIRED LEASES AND SETTLEMENTS

      8.1 Assumption of Unexpired Leases and Executory Contracts.

            (a) Assumption. Except for any unexpired lease or executory contract that the Debtors reject or designate as being subject to rejection on or before the Effective Date, and except for the Joint Venture Agreement, as of the Effective Date, all executory contracts and unexpired leases not previously assumed by the Debtors pursuant to section 365 of the Bankruptcy Code shall be deemed to have been assumed by the Debtors, subject to Section 5.2, and the Plan shall constitute a motion to assume such executory contracts and unexpired leases. Subject to the occurrence of the Effective Date, entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interests of the Debtors, the Estates and all parties in interest in the Reorganization Cases.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


With respect to each such executory contract or unexpired lease assumed by the Debtors, unless otherwise determined by the Bankruptcy Court pursuant to a Final Order or agreed to by the parties thereto on or before the Effective Date, any defaults of the Debtors with respect to such assumed executory contracts or leases existing as of the Effective Date shall be cured in the ordinary course of the Reorganized Debtors' business promptly after any such default becomes known to the Debtors and, if disputed, established pursuant to applicable law by the Bankruptcy Court, and the assumed executory contracts or leases shall be binding upon and enforceable upon the parties thereto, subject to any rights and defenses existing thereunder. Subject to the occurrence of the Effective Date, upon payment of such cure amount all defaults of the Debtors existing as of the Confirmation Date with respect to such executory contract or unexpired lease shall be deemed cured.

            (b) Rejection. Notwithstanding subpart (a) of this Section 8.1, the Debtors may reject those executory contracts and unexpired leases listed on an exhibit to be provided to the Bankruptcy Court in advance of the Confirmation Hearing (as such list may be amended or supplemented up to and including the Confirmation Date).

            (c) Assumption of Joint Venture Agreement. On the Effective Date, the Joint Venture Agreement shall be deemed to have been assumed by Reorganized Congoleum, and the obligations of Reorganized Congoleum to ABI thereunder shall be subject to the provisions set forth in the Plan.

            (d) Assumption of Intercompany Agreements. On the Effective Date, the Intercompany Agreements shall be deemed to have been assumed by Reorganized Congoleum.

      8.2 Damages Upon Rejection. The Bankruptcy Court shall determine the dollar amount, if any, of the Claim of any Entity seeking damages by reason of the rejection of any executory contract or unexpired lease; provided, however, that such Entity must file a Proof of Claim with the Bankruptcy Court on or before thirty (30) calendar days following the later of the Confirmation Date or the date of rejection of the executory contract or unexpired lease. To the extent that any such Claim is Allowed by the Bankruptcy Court by Final Order, such Claim shall become, and shall be treated for all purposes under the Plan as, a Class 7 General Unsecured Claim, and the holder thereof shall receive distributions as a holder of an Allowed Claim in such Class pursuant to the Plan. The Debtors shall notify those Entities that may assert a Claim for damages from the rejection of an executory contract or unexpired lease of this bar date for filing a Proof of Claim in connection therewith.

      8.3 Executory and Other Settlements. Prior to the Effective Date, with the consent of the Claimants' Representative and the Futures Representative, the Debtors may seek Bankruptcy Court approval of additional settlements with holders of Asbestos Claims. The Plan Trust, or the Reorganized Debtors, as may be appropriate, shall make payments in accordance with the terms of any settlement under the terms of this Section 8.3 and a Final Order approving such settlement and the Plan Trust Agreement and/or the TDP, as applicable, with respect to the Plan Trust Asbestos Claims.

      8.4 Insurance Agreements. Except to the extent expressly set forth in any Asbestos Insurance Settlement Agreement, nothing contained in the Plan or any negotiations leading up to the Plan, including this Section 8.4, shall

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


constitute a waiver of any claim, right, or cause of action that any of the Debtors or the Plan Trust, as applicable, may have against any insurer, including under any insurance agreement. The discharge and release provisions contained in the Plan shall neither diminish nor impair the duties or obligations of any Asbestos Insurance Company under any Asbestos Insurance Policy or agreement relating thereto.

      8.5 Compensation and Benefits Programs.

            (a) Unless otherwise agreed to by the affected parties or modified by order of the Bankruptcy Court, all of the Debtors' obligations under employment and severance policies, and all compensation and benefit plan, policies, and programs shall be treated as though they are executory contracts that are deemed assumed under the Plan.

            (b) As of the Effective Date, the Pension Plans shall be deemed to have been assumed by Reorganized Congoleum. Reorganized Congoleum shall continue the Pension Plans, satisfy the minimum funding standards pursuant to 26 U.S.C. ss. 412 and 29 U.S.C. ss. 1082, and administer the Pension Plans in accordance with their terms and the provisions of ERISA. Furthermore, nothing in the Plan shall be construed as discharging, releasing or relieving the Debtors or any Reorganized Debtor, or any party, in any capacity, from any liability imposed under any law or regulatory provision with respect to the Pension Plans or the Pension Benefit Guaranty Corporation ("PBGC"). The PBGC and the Pension Plans shall not be enjoined or precluded from enforcing such liability as a result of any provision of the Plan or the Confirmation Order. Notwithstanding anything in this Section 8.5, the Plan Trust shall have no liability to any Entity with respect to the Pension Plans.

      8.6 Retiree Benefits. Notwithstanding any other provisions of the Plan (other than the last sentence of this Section 8.6), any payments that are due to any individual for the purpose of providing or reimbursing payments for retired employees and their spouses and dependents for medical, surgical, or hospital care benefits, or benefits in the event of sickness, accident, disability, or death under any plan, fund, or program (through the purchase of insurance or otherwise) maintained or established in whole or in part by the Debtors prior to the Petition Date shall be continued for the duration of the period, if any, that the Debtors have obligated themselves to provide such benefits. Notwithstanding the foregoing, no employee or retired employee (nor their spouses or dependents and beneficiaries) of the Debtors or the Reorganized Debtors shall be entitled to assert any Asbestos Claim against the Debtors or the Reorganized Debtors.

      8.7 Indemnification of Directors, Officer and Employees. The obligations of the Debtors to indemnify any Person serving at any time on or prior to the Effective Date as one of their directors, officer or employees by reason of such Person's service in such capacity, or as a director, officer or employee of any other corporation or legal entity, to the extent provided in the Debtors' constituent documents, or by a written agreement with the Debtors, or pursuant to applicable general corporation law, each as applicable, shall be deemed and treated as executory contracts that are assumed by the Reorganized Debtors pursuant to the Plan and section 365 of the Bankruptcy Code as of the Effective Date. Accordingly, such indemnification obligations shall be treated as General Unsecured Claims and shall survive Unimpaired and unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


                                   ARTICLE IX

                       ACCEPTANCE OR REJECTION OF THE PLAN

      9.1 Classes Entitled to Vote. The holders of Claims or Interests in each Impaired Class of Claims or Interests, i.e., Classes 2, 3, 9, 10, 11, 12 and 13 are entitled to vote to accept or reject the Plan.

      9.2 Acceptance by Impaired Classes of Claims. Pursuant to section 1126(c) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if (a) the holders of at least two-thirds in dollar amount of the claims actually voting in such Class (other than Claims held by any holder designated pursuant to section 1126(e) of the Bankruptcy Code) have voted to accept the Plan and (b) more than one-half in number of such claims actually voting in such Class (other than Claims held by any holder designated pursuant to section 1126(e) of the Bankruptcy Code) have voted to accept the Plan.

      9.3 Acceptance by Impaired Class of Interests. Pursuant to section 1126(d) of the Bankruptcy Code, an Impaired Class of Interests shall have accepted the Plan if the holders of at least two-thirds in amount of the Allowed Interests actually voting in such Class (other than Interests held by any holder designated pursuant to section 1126(e) of the Bankruptcy Code) have voted to accept the Plan.

      9.4 Acceptance Pursuant to Section 524(g) of the Bankruptcy Code. The Plan shall have been voted upon favorably as required by section
524(g)(2)(B)(ii)(IV)(bb) of the Bankruptcy Code.

      9.5 Presumed Acceptance of Plan. Classes 1, 4, 5, 6, 7, 8, 14 and 15 are Unimpaired. Under section 1126(f) of the Bankruptcy Code, the holders of Claims and Interests in such Classes are conclusively presumed to have voted to accept the Plan.

                                   ARTICLE X

                  CONDITIONS TO CONFIRMATION AND EFFECTIVENESS

      10.1 Conditions to Confirmation. Confirmation of the Plan shall not occur unless each of the following conditions has been satisfied or waived in accordance with Section 10.3 below. These conditions to Confirmation, which are designed, among other things, to ensure that the Injunctions, releases, and discharges set forth in Article XI shall be effective, binding and enforceable, are as follows:

            (a) The Bankruptcy Court shall have made specific findings and determinations, among others, in substantially the following form:

                  (i) The Discharge Injunction and the Asbestos Channeling Injunction are to be implemented in connection with the Plan and the Plan Trust;

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


                  (ii) As of the Petition Date, Congoleum has been named as a defendant in personal injury, wrongful death or property damage actions seeking recovery for damages allegedly caused by the presence of, or exposure to, asbestos or asbestos-containing products;

                  (iii) The Plan Trust, upon the Effective Date, shall assume the liabilities of the Debtors with respect to Plan Trust Asbestos Claims and Demands;

                  (iv) The Plan Trust is to be funded in part by securities of Reorganized Congoleum in the form of the Promissory Note that is secured by, among other things, the Other Collateral, and the Pledged Stock (being securities of Reorganized Congoleum) pursuant to the Pledge Agreement and constitutes an obligation of Reorganized Congoleum to make future payments to the Plan Trust;

                  (v) The Plan Trust, on the Effective Date, will hold as collateral for the Promissory Note, pursuant to the terms of the Pledge Agreement, a majority of the voting shares of Congoleum, and if certain contingencies occur the Plan Trust will be entitled to foreclose its security interests in the Pledged Stock, and own such Pledged Stock if there are any defaults under the terms of the Promissory Note pursuant to the terms of the Pledge Agreement;

                  (vi) The Plan Trust is to use its assets and income to pay Plan Trust Asbestos Claims and Plan Trust Expenses;

                  (vii) Congoleum is likely to be subject to substantial future Demands for payment arising out of the same or similar conduct or events that gave rise to the Plan Trust Asbestos Claims, which are addressed by the Asbestos Channeling Injunction;

                  (viii) The actual amounts, numbers and timing of future Demands cannot be determined;

                  (ix) Pursuit of Demands outside the procedures prescribed by the Plan and the TDP is likely to threaten the Plan's purpose to deal equitably with Plan Trust Asbestos Claims and future Demands;

                  (x) The Plan establishes separate Classes of Asbestos Personal Injury Claims that are to be addressed by the Plan Trust and at least seventy-five percent (75%) of the Asbestos Claimants voting in such Classes have accepted the Plan;

                  (xi) Pursuant to court orders or otherwise, the Plan Trust shall operate through mechanisms such as structured, periodic or supplemental payments, Pro Rata distributions, matrices or periodic review of estimates of the numbers and values of Asbestos Personal Injury Claims or other comparable mechanisms, that provide reasonable assurance that the Plan Trust shall value, and be in a financial position to pay, Asbestos Personal Injury Claims and Demands therefor in substantially the same manner;

                  (xii) The Futures Representative was appointed by the Bankruptcy Court as part of the proceedings leading to the issuance of the Discharge Injunction and the Asbestos Channeling Injunction for the purpose of,

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


among other things, protecting the rights of persons that might subsequently assert Demands of the kind that are addressed in the Discharge Injunction and the Asbestos Channeling Injunction and transferred to the Plan Trust;

                  (xiii) In light of the benefits provided, or to be provided, to the Plan Trust on behalf of each Protected Party, the Asbestos Channeling Injunction is fair and equitable with respect to the persons that might subsequently assert Demands against any Protected Party;

                  (xiv) The Plan otherwise complies with section 524(g) of the Bankruptcy Code;

                  (xv) All insurers affording insurance coverage that is the subject of the Asbestos Insurance Assignment have been given notice and an opportunity to be heard on matters relating to such assignment, and are hereby bound by the Plan and the findings of facts and conclusions of law set forth in the Confirmation Order;

                  (xvi) Congoleum's contribution to the Plan Trust and ABI's contribution of the ABI Contribution to the Plan Trust provided for herein, together with the Asbestos Insurance Assignment, constitute substantial assets of the Plan Trust and the reorganization;

                  (xvii) The duties and obligations of the insurers that issued policies and their successors and assigns, or, with respect to any insolvent insurers, their liquidators and/or the state insurance guaranty funds that bear responsibility with respect to such rights under such policies which constitute the Asbestos Insurance Rights and Asbestos Property Damage Insurance Rights are not eliminated or diminished by the transfer pursuant to the Plan of the Debtors' rights in the Asbestos Insurance Rights and Asbestos Property Damage Insurance Rights pursuant to the Insurance Assignment Agreement; and

                  (xviii) Amendments to the Collateral Trust Agreement, in the form set forth in Exhibit B to the Plan, shall have been executed and delivered by Congoleum and the Collateral Trustee and consented to by the Claimants' Representative; and

                  (xix) A forbearance agreement, in the form set forth in
Exhibit I to the Plan, shall have been executed and delivered on behalf of Congoleum and all of the Qualified Pre-Petition Settlement Claimants; and

                  (xx) At least 95% of the holders of Allowed Secured Asbestos Claims of Qualified Participating Claimants shall have irrevocably consented or be deemed to have irrevocably consented to the Forbearance of his, her or its rights under Articles II, III.C, IV and VIII of the Claimant Agreement and his, her or its rights, if any, under the Collateral Trust Agreement and the Security Agreement by voting to accept the Plan or by failing to timely object to such Forbearance upon notice thereof.

            (b) Confirmation Order. The Bankruptcy Court shall have made such findings and determinations regarding the Plan as shall enable the entry of the Confirmation Order and any other order entered in conjunction therewith, each of which shall be in form and substance acceptable to the Debtors, ABI and the Futures Representative and, insofar as such findings and determinations affect the Financing Order or the rights of Wachovia thereunder, Wachovia.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      10.2 Conditions to Effectiveness. Notwithstanding any other provision of the Plan or the Confirmation Order, the Effective Date of the Plan shall not occur unless and until each of the following conditions has been satisfied or waived in accordance with Section 10.3 below:

            (a) Confirmation Order. The Confirmation Order shall have been entered by the Bankruptcy Court and affirmed by the District Court or entered by the District Court and the Confirmation Order and any order of the District Court shall be in form and substance acceptable to the Debtors, ABI, the Asbestos Claimants' Committee, and the Futures Representative and the Confirmation Order (and affirming order of the District Court) shall have become a Final Order; provided, however, that the Effective Date may occur at a point in time when the Confirmation Order is not a Final Order at the option of the Debtors, with the written consent of the Futures Representative, the Asbestos Claimants' Committee, and ABI, unless the effectiveness of the Confirmation Order has been stayed, reversed or vacated. The Effective Date may occur, again at the option of the Debtors, with the written consent of ABI, the Asbestos Claimants' Committee, and the Futures Representative, on the first Business Day immediately following the expiration or other termination of any stay of effectiveness of the Confirmation Order.

            (b) Injunctions. The Discharge Injunction and the Asbestos Channeling Injunction shall be in full force and effect.

            (c) Amended Credit Agreement. The Amended Credit Agreement and all documents to be executed in connection with the Amended Credit Agreement, in form and substance reasonably satisfactory to the Debtors, shall not restrict Reorganized Congoleum's obligations to make scheduled interest payments under the Promissory Note except as provided in the Promissory Note and shall have been executed and delivered and all conditions precedent to effectiveness thereof shall have been satisfied or waived by the parties thereto.

            (d) Plan Documents. The Plan Documents necessary or appropriate to implement the Plan (which shall include without limitation, the Promissory Note, the Plan Trust Documents, the Pledge Agreement and the Insurance Assignment Agreement) shall have been executed, delivered and, where applicable, filed with the appropriate governmental authorities; all conditions precedent to the effectiveness of each of such Plan Documents shall have been satisfied or waived by the respective parties thereto; and the Plan Documents shall be in full force and effect.

            (e) Other Assurances. The Debtors shall have obtained either (i) a private letter ruling from the Internal Revenue Service establishing that the Plan Trust is a "qualified settlement fund" pursuant to Section 468(B) of the IRC and the regulations issued pursuant thereto, or (ii) other decisions, opinions or assurances regarding certain tax consequences of the Plan, satisfactory to the Debtors, the Reorganized Debtors and the Futures Representative.

            (f) Other Approvals, Documents and Actions. All authorizations, consents and regulatory approvals required, if any, in connection with the consummation of the Plan shall have been obtained, and all actions, documents, and agreements necessary to implement the Plan shall have been effected or executed.

      10.3 Waiver of Conditions. Each of the conditions set forth in Sections
10.1 and 10.2 above may be waived in whole or in part by the Debtors, with the written consent of ABI, the Asbestos Claimants' Committee and the Futures

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


Representative, without any notice to other parties in interest or the Bankruptcy Court and without a hearing. The failure of the Debtors to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.

                                   ARTICLE XI

                       INJUNCTIONS, RELEASES AND DISCHARGE

      11.1 Discharge.

            (a) Except as specifically provided in the Plan, the Plan Documents or in the Confirmation Order, as of the Effective Date, Confirmation shall discharge the Debtors and the Reorganized Debtors pursuant to section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims of any nature whatsoever and Demands including, without limitation, any Claims, demands and liabilities that arose before the Confirmation, and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a Proof of Claim based on such Claim was filed or deemed filed under section 501 of the Bankruptcy Code, or such Claim was listed on the Schedules of the Debtors, (b) such Claim is or was Allowed under section 502 of the Bankruptcy Code, or (c) the holder of such Claim has voted on or accepted the Plan. Except as specifically provided in the Plan or Plan Documents, the rights that are provided in the Plan as of the Effective Date shall be in exchange for and in complete satisfaction, settlement and discharge of all Claims (including without limitation Asbestos Claims) or Demands against, Liens on, and interests in the Debtors or the Reorganized Debtors or any of their assets or properties.

            (b) Notwithstanding any other provision of the Plan to the contrary, Confirmation shall not discharge any pre-Petition Date or post-Petition Date, pre-Confirmation Date liability that may be due from any of the Debtors to the Internal Revenue Service as currently set forth in that certain Proof of Claim filed by the Internal Revenue Service in the alleged amounts of $6,608,626.01 and $8,760,686.95 and that certain Administrative Expense Claim in the alleged amount of $4,002,431.97. Should any pre-Petition Date or post-Petition Date, pre-Confirmation Date tax liabilities be determined by the Internal Revenue Service to be due from any of the Debtors for any of the tax periods reflected by such Proof of Claim or Administrative Expense Claim, such liabilities shall be determined administratively or in a judicial forum in the manner in which such liabilities would have been resolved had these Reorganization Cases not been commenced. Any resulting liabilities determined pursuant to a Final Order or other final determination shall be paid as if these Reorganization Cases had not been commenced.

      11.2 Release of Representatives of the Debtors. To the extent permitted by law applicable to cases under the Bankruptcy Code in the judicial district in which the Bankruptcy Court is located, except as otherwise specifically provided in the Plan and the Plan Documents, for good and valuable consideration, the receipt and sufficiency of which is acknowledged in the Plan, all current and former Representatives of the Debtors, on and after the Effective Date, are released from any and all Claims, obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that any Entity would have been legally entitled to assert in its own right (whether

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


individually or collectively) or on behalf of the holder of any Claim or Interest or other Entity, based in whole or in part, upon any act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, for claims or liabilities resulting from their services as officers or directors of the Debtors or, to the extent such claims or liabilities relate to the business, operations or management of the Debtors prior to the Effective Date or to their conduct as professionals or advisors to any of the Debtors. For the avoidance of doubt, in no event shall any such Representative be released in the case of the gross negligence or willful misconduct of such Representative.

      11.3 Exculpation. To the extent permitted by law applicable to cases under the Bankruptcy Code in the judicial district in which the Bankruptcy Court is located, as of the Effective Date, each of the Reorganized Debtors, the Debtors, the Futures Representative, the Claimants' Representative, the Pre-Petition Asbestos Claimants' Committee, the Asbestos Claimants' Committee, the Collateral Trustee, the Plan Trustee, ABI and any of their respective Representatives (a) shall not have or incur any liability to any Entity for any act or omission in connection with or arising out of the negotiation of the Plan or any Plan Document, negotiation of the settlement provided in the Collateral Trust, negotiation of the settlement provided in the Claimant Agreement, the pursuit of confirmation of the Plan, the consummation of the Plan, the Collateral Trust Agreement, the Claimant Agreement, the Security Agreement or the administration of the Plan or the property to be distributed under the Plan; and (b) in all respects shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan and the other Plan Documents. For the avoidance of doubt, in no event shall any such party be exculpated from liability under this Section 11.3 in the case of the gross negligence or willful misconduct of such party.

      11.4 Releases by Holders of Claims. To the extent permitted by law applicable to cases under the Bankruptcy Code in the judicial district in which the Bankruptcy Court is located, other than rights to the treatment provided in
Article IV of the Plan or as otherwise provided in the Plan or the Plan Documents herein, on and after the Effective Date, each holder of a Claim who has accepted the Plan shall be deemed to have unconditionally released the Released Non-Debtor Parties, Claimants' Representative, the Pre-Petition Asbestos Claimants' Committee, the Asbestos Claimants' Committee and their current and former Representatives from any and all Claims, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity, or otherwise, that such Entity would have been legally entitled to assert (whether individually or collectively), based in whole or in part upon any act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date by the Debtors or the Reorganized Debtors, the Reorganization Cases, or the negotiation, formulation, and preparation of the Plan, the Plan Documents or any related agreements, instruments or other documents. For the avoidance of doubt, in no event shall any such party be released under this Section 11.4 in the case of the gross negligence or willful misconduct of such party.

      11.5 Discharge Injunction. Except as specifically provided in the Plan Documents to the contrary, the satisfaction, release, and discharge set forth in
Section 11.1 shall also operate as an injunction, pursuant to sections 105, 524(g) and 1141 of the Bankruptcy Code, prohibiting and enjoining the commencement or continuation of any action, the employment of process or any act

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


to collect, recover from, or offset (a) any Claim or Demand against or Interest in the Debtors, the Reorganized Debtors, the Collateral Trust, or the Plan Trust by any Entity and (b) any cause of action, whether known or unknown, against the Released Parties based on such Claim or Interest described in subpart (a) of this Section 11.5.

      11.6 Asbestos Channeling Injunction. The sole recourse of the holder of a Plan Trust Asbestos Claim or Demand on account of such Claim or Demand or of a Person that had or could have asserted an Asbestos Claim or Demand shall be to the Plan Trust pursuant to the provisions of the Asbestos Channeling Injunction, the Plan, the Plan Trust Agreement and the TDP, and such holder shall have no right whatsoever at any time to assert its Plan Trust Asbestos Claim or Demand against the Debtors, Reorganized Debtors, any other Protected Party, or any property or interest in property of the Debtors, the Reorganized Debtors, or any other Protected Party. Without limiting the foregoing, from and after the Effective Date, the Asbestos Channeling Injunction shall apply to all present and future holders of Plan Trust Asbestos Claims and Demands, and all such holders shall be permanently and forever stayed, restrained, and enjoined from taking any of the following actions for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any Plan Trust Asbestos Claims and Demands, other than from the Plan Trust in accordance with the Asbestos Channeling Injunction and pursuant to the Plan, the Plan Trust Agreement and the TDP:

            (a) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding (including a judicial, arbitration, administrative, or other proceeding) in any forum against or affecting any Protected Party or any property or interests in property of any Protected Party;

            (b) enforcing, levying, attaching (including any prejudgment attachment), collecting, or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree, or other order against any Protected Party or any property or interests in property of any Protected Party;

            (c) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance against any Protected Party, or any property or interests in property of any Protected Party;

            (d) setting off, seeking reimbursement of, contribution from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any Protected Party or any property or interests in property of any Protected Party; and

            (e) proceeding in any manner in any place with regard to any matter that is subject to resolution pursuant to the Plan Trust, except in conformity and compliance with the Plan, the Plan Trust Agreement and the TDP.

      Any right, claim or cause of action for contribution or indemnity that an Asbestos Insurance Company may have been entitled to assert against a Settling Asbestos Insurance Company based on or relating to Asbestos Claims shall be channeled to and become a right, claim or cause of action as an offset claim against the Plan Trust and not against the Settling Asbestos Insurance Company in question and all persons, including any Asbestos Insurance Company, shall be

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


enjoined from asserting any such right, claim or cause of action against a Settling Asbestos Insurance Company.

      Except as otherwise expressly provided in the Plan, nothing contained in the Plan shall constitute or be deemed a waiver of any claim, right or cause of action that the Debtors, the Reorganized Debtors, or the Plan Trust may have against any Entity in connection with or arising out of or related to an Asbestos Claim. Notwithstanding any other provision in the Plan to the contrary, nothing in the Plan shall be understood to channel, prevent, impair or limit in any way enforcement against the Debtors, the Reorganized Debtors, or any other Protected Party of any rights provided in connection with any Workers' Compensation Claim.

      11.7 Reservation of Rights. Notwithstanding any other provision of the Plan to the contrary, the satisfaction, release and discharge, and the Injunctions set forth in Article XI, shall not serve to satisfy, discharge, release, or enjoin (a) claims by the Plan Trust, the Reorganized Debtors, ABI, and their Affiliates, or any other Entity, as the case may be, against (i) the Plan Trust for payment of Plan Trust Asbestos Claims in accordance with the Plan, the Plan Trust Agreement and the TDP, as applicable, (ii) the Plan Trust for the payment of Plan Trust Expenses, or (iii) the Reorganized Debtors, the Plan Trust, or any other Entity, to enforce the provisions of Section 5.2 or any provision of the Plan or another Plan Document, or (b) the rights of any Asbestos Insurance Company to assert any claim, debt, obligation, cause of action or liability for payment against any other Asbestos Insurance Company that is not a Settling Asbestos Insurance Company.

      11.8 Rights Against Non-Debtors under Securities Laws. Notwithstanding any language to the contrary contained in the Disclosure Statement, Plan, and/or Confirmation Order, no provision shall release any non-Debtor, including any current and/or former officer and/or director of the Debtors and/or any non-Debtor included in the Released Non-Debtor Parties, from liability to the United States Securities and Exchange Commission, in connection with any legal action or claim brought by such governmental unit against such Person(s).

      11.9 Rights Against Debtors Under Environmental Laws. Environmental rights and Claims of Governmental Units under applicable Environmental Laws shall survive the Reorganization Cases, shall not be discharged, impaired or adversely affected by the Plan and the Reorganization Cases and shall be determined in the manner and by the administrative or judicial tribunals in which such rights or Claims would have been resolved or adjudicated if the Reorganization Cases had not been commenced. Governmental Units need not file any Proofs of Claim under Environmental Laws in the Reorganization Cases in order to preserve Claims under Environmental Laws. Nothing in the Confirmation Order or Plan shall be construed as releasing or relieving any Entity of any liability under any Environmental Law.

      11.10 Disallowed Claims and Disallowed Interests. On and after the Effective Date, the Debtors shall be fully and finally discharged from any liability or obligation on a Disallowed Claim or a Disallowed Interest and any order creating a Disallowed Claim or a Disallowed Interest that is not a Final Order as of the Effective Date solely because of an Entity's right to move for reconsideration of such order pursuant to section 502 of the Bankruptcy Code or Bankruptcy Rule 3008 will nevertheless become and be deemed to be a Final Order on the Effective Date. The Confirmation Order, except as otherwise provided herein, or unless the Bankruptcy Court orders otherwise, shall constitute an order: (a) disallowing all Claims (other than Plan Trust Asbestos Claims that

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


have not been previously expunged by Final Order of the Bankruptcy Court or withdrawn) and Interests to the extent such Claims and Interests are not allowable under any provision of section 502 of the Bankruptcy Code, including, but not limited to, time-barred Claims, and Claims for unmatured interest, and
(b) disallowing or subordinating, as the case may be, any Claims, or portions of Claims, for penalties or Non-Compensatory Damages.

                                  ARTICLE XII

                      MATTERS INCIDENT TO PLAN CONFIRMATION

      12.1 Term of Certain Injunctions and Automatic Stay.

            (a) All of the injunctions and/or automatic stays provided for in or in connection with the Reorganization Cases, whether pursuant to section 105, 362, 524(g), or any other provision of the Bankruptcy Code or other applicable law, in existence immediately prior to Confirmation shall remain in full force and effect until the Injunctions become effective, and thereafter if so provided by the Plan, the Confirmation Order, or by their own terms. In addition, on and after Confirmation, the Debtors may seek such further orders as they may deem necessary to preserve the status quo during the time between Confirmation and the Effective Date.

            (b) Each of the Injunctions shall become effective on the Effective Date and shall continue in effect at all times thereafter. Notwithstanding anything to the contrary contained in the Plan, all actions in the nature of those to be enjoined by the Injunctions shall be enjoined during the period between the Confirmation Date and the Effective Date.

      12.2 No Successor Liability. Except as otherwise expressly provided in the Plan, the Debtors, the Reorganized Debtors, ABI, their Affiliates, Asbestos Claimants' Committee, the Pre-Petition Asbestos Claimants' Committee and the Futures Representative do not, pursuant to the Plan or otherwise, assume, agree to perform, pay, or indemnify creditors or otherwise have any responsibilities for any liabilities or obligations of the Debtors relating to or arising out of the operations of or assets of the Debtors, whether arising prior to, on, or after the Confirmation Date. Neither the Debtors, the Reorganized Debtors, ABI, their Affiliates, nor the Plan Trust is, or shall be, a successor to the Debtors by reason of any theory of law or equity, and none shall have any successor or transferee liability of any kind or character, except that the Reorganized Debtors and the Plan Trust shall assume the obligations specified in the Plan Documents and the Confirmation Order.

      12.3 Revesting. Except as otherwise expressly provided in the Plan, on the Effective Date, each Reorganized Debtor shall be vested with all of the assets and property of its former Estate, free and clear of all Claims, Liens, charges and other interests of holders of Claims or Interests, and may operate its business free of any restrictions imposed by the Bankruptcy Code or by the Bankruptcy Court.

      12.4 Vesting and Enforcement of Causes of Action. Pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, except as otherwise provided in the Plan, the Reorganized Debtors shall be vested with and have the right to enforce against any Entity any and all of the Debtors' Causes of Action other than Causes of Action related to Plan Trust Asbestos Claims and Plan Trust Assets

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


(including the right to pursue such claims, if any, in the name of any Debtor if necessary), with the proceeds of the recovery of any such actions to be property of the Reorganized Debtors; provided, however, that nothing herein shall alter, amend, or modify the injunctions (including the Injunctions), releases, or discharges provided herein. Pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, except as otherwise provided in the Plan, the Plan Trust shall be vested with and have the right to enforce against any Entity any and all of the Debtors' Causes of Action relating to any Plan Trust Asbestos Claims or any Plan Trust Assets, including, without limitation, the right to void any Asbestos Claim of a Qualified Pre-Petition Settlement Claimant or of a Qualified Participating Claimant whether because of failure to comply with the requirements of any applicable settlement agreement (including the Claimant Agreement) or because such Claim was not submitted in good faith or otherwise and including the right to pursue such claims, if any, in the name of any Debtor, if necessary; and for this purpose the Plan Trust shall be designated as a representative of the Estates, with the proceeds of the recovery of any such actions to be property of the Plan Trust; provided, however, that nothing herein shall alter, amend, or modify the injunctions (including the Injunctions), releases, or discharges provided herein.

      12.5 Plan Trust Bankruptcy Causes of Action. On the Effective Date, the Debtors shall assign to the Plan Trust all Plan Trust Bankruptcy Causes of Action; provided, however, that, except with respect to any Plan Trust Disputed Claim, any Plan Trust Bankruptcy Cause of Action arising from any transfer of assets or property to the Collateral Trust prior to the Petition Date or from any subsequent distribution by the Collateral Trust of such assets or property shall not be assigned to the Plan Trust and shall be unconditionally released by the Debtors and their Estates in accordance with Sections 11.3 and 11.4 of the Plan. All such Plan Trust Bankruptcy Causes of Action shall constitute part of the Plan Trust Assets, and shall be transferred to and vested in the Plan Trust as of the Effective Date, free and clear of all Claims, Liens and encumbrances of every nature. The Plan Trust shall be deemed the appointed representative of the Debtors' estates to, and may, enforce, pursue, litigate, abandon, compromise and settle any such Plan Trust Bankruptcy Cause of Action, as it deems appropriate.

      12.6 Bankruptcy Causes of Action. On the Effective Date, all Bankruptcy Causes of Action shall be preserved for enforcement solely by the Debtors; provided, however, that the Debtors shall not retain any such Bankruptcy Causes of Action against any parties indemnified by the Plan Trust pursuant to Section
3.4 of the Plan Trust Agreement.

                                  ARTICLE XIII

                                  MISCELLANEOUS

      13.1 Jurisdiction. Until the Reorganization Cases are closed, the Bankruptcy Court shall retain the fullest and most extensive jurisdiction permissible, including that necessary to ensure that the purposes and intent of the Plan are carried out. Except as otherwise provided in the Plan, the Bankruptcy Court shall retain jurisdiction to hear and determine all Claims against and Interests in the Debtors, and to adjudicate and enforce all other causes of action which may exist on behalf of the Debtors. Nothing contained herein shall prevent the Debtors, the Reorganized Debtors, or the Plan Trust from taking such action as may be necessary in the enforcement of any cause of action which the Debtors have or may have and which may not have been enforced

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


or prosecuted by the Debtors, which cause of action shall survive Confirmation of the Plan and shall not be affected thereby except as specifically provided herein.

      13.2 General Retention. Following the Confirmation of the Plan, the administration of the Reorganization Cases will continue at least until the completion of the transfers contemplated to be accomplished on the Effective Date. Moreover, the Plan Trust shall be subject to the continuing jurisdiction of the Bankruptcy Court to the extent required by the requirements of section 468B of the IRC and the regulations issued pursuant thereto. The Bankruptcy Court shall also retain jurisdiction for the purpose of classification of any Claim and the re-examination of Claims that have been Allowed for purposes of voting, and the determination of such objections as may be filed with the Bankruptcy Court with respect to any Claim. The failure by the Debtors to object to, or examine, any Claim for the purposes of voting, shall not be deemed a waiver of the right of the Debtors, the Reorganized Debtors, or the Plan Trust, as the case may be, to object to or re-examine such Claim in whole or in part.

      13.3 Specific Purposes. In addition to the foregoing, the Bankruptcy Court shall retain jurisdiction for the following specific purposes after
Confirmation:

            (a) to modify the Plan after Confirmation, pursuant to the provisions of the Bankruptcy Code and the Bankruptcy Rules;

            (b) to correct any defect, cure any omission, reconcile any inconsistency, or make any other necessary changes or modifications in or to the Plan, the Plan Documents or the Confirmation Order as may be necessary to carry out the purposes and intent of the Plan, including the adjustment of the date(s) of performance under the Plan Documents in the event that the Effective Date does not occur as provided herein so that the intended effect of the Plan may be substantially realized thereby;

            (c) to assure the performance by the Disbursing Agent and the Plan Trustee of their respective obligations to make distributions under the Plan;

            (d) to enforce and interpret the terms and conditions of the Plan Documents;

            (e) to enter such orders or judgments, including, but not limited to, injunctions as are necessary to (i) enforce the title, rights, and powers of the Debtors, the Reorganized Debtors, the Plan Trust, ABI, the Futures Representative and the Trust Advisory Committee or (ii) enable holders of Claims to pursue their rights against any Entity that may be liable therefor pursuant to applicable law or otherwise, including, but not limited to, Bankruptcy Court orders;

            (f) to hear and determine any motions or contested matters involving taxes, tax refunds, tax attributes, tax benefits, tax proceedings, and similar or related matters with respect to the Debtors, the Reorganized Debtors, or the Plan Trust relating to tax periods or portions thereof ending on or before the Effective Date, arising on account of transactions contemplated by the Plan Documents, or relating to the period of administration of the Reorganization Cases;

            (g) to hear and determine all applications for compensation of professionals and reimbursement of expenses under sections 330, 331, or 503(b) of the Bankruptcy Code;

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


            (h) to hear and determine any causes of action arising during the period from the Petition Date through the Effective Date;

            (i) to hear and determine any claim, causes of action, dispute or other matter in any way related to the Plan Documents or the transactions contemplated thereby, against the Debtors, the Reorganized Debtors, ABI, the ABI Parties, the Trust Advisory Committee, the Plan Trust, the Collateral Trust, the Plan Trustee, the Collateral Trustee or the Futures Representative and each of their respective Representatives;

            (j) to hear and determine any and all motions pending as of Confirmation for the rejection, assumption, or assignment of executory contracts or unexpired leases and the allowance of any Claim resulting therefrom;

            (k) to hear and determine such other matters and for such other purposes as may be provided in the Confirmation Order;

            (l) to consider and act on the compromise and settlement of any Claim against or Interest in the Debtors or their Estates;

            (m) to hear and determine all questions and disputes regarding title to the assets of the Debtors, their Estates, the Reorganized Debtors or the Plan Trust;

            (n) to hear and determine any other matters related hereto, including the implementation and enforcement of all orders entered by the Bankruptcy Court in these Reorganization Cases;

            (o) to retain continuing jurisdiction with regard to the Plan Trust sufficient to satisfy the requirements of the Treasury Regulations promulgated under section 468B of the IRC (including Treas. Reg. Section 1.468B-1(c)(1));

            (p) to hear and determine any and all applications brought by the Plan Trustee to amend, modify, alter, waive, or repeal any provision of the Plan Trust Agreement or the TDP; and

            (q) to enter such orders as are necessary to implement and enforce the Injunctions and the other injunctions described herein, including, without limitation, orders extending the protections afforded by section 524(g)(4) of the Bankruptcy Code to the Protected Parties, including without limitation, ABI, the ABI Parties and the Settling Asbestos Insurance Companies.

      13.4 Payment of Statutory Fees. All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid by the Debtors on or before the Effective Date and thereafter by the Reorganized Debtors as due until the Reorganization Cases are closed, converted or dismissed.

      13.5 The Asbestos Claimants' Committee and the Futures Representative. The Asbestos Claimants' Committee shall continue in existence until the Effective Date, with the Debtors to pay the reasonable fees and expenses of the Asbestos Claimants' Committee and the Futures Representative through that date as well,

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


in accordance with any fee and expense procedures promulgated during the Reorganization Cases. After the Effective Date, the Futures Representative shall
(a) continue in existence and the rights, duties and responsibilities of the Futures Representative shall be as set forth in the Plan Trust Documents and (b) have the right to prosecute and/or object to applications for Professional Fee Claims. The Representatives retained by the Futures Representative during the Reorganization Cases shall, as of the Effective Date, be released and discharged of and from all further authority, duties, responsibilities and obligations related to, or arising from, the Reorganization Cases. On the Effective Date, any committee that may have been appointed in the Reorganization Cases other than the TAC shall be dissolved except for the purposes of: (a) prosecuting any appeal or request for reconsideration or stay pending appeal of the Confirmation Order; (b) pending adversary proceedings; and (c) prosecuting applications for compensation for the professionals retained by such committee, and the members, attorneys, accountants, and other professionals thereof shall be released and discharged of and from all further authority, duties, responsibilities, liabilities, and obligations related to, or arising from, the Reorganization Cases. On the Effective Date, the Trust Advisory Committee will assume those powers, duties, and responsibilities as provided in the Plan Trust Agreement.

      13.6 Revocation of Plan. The Debtors reserve the right to revoke and withdraw the Plan before the entry of the Confirmation Order. If the Debtors revoke or withdraw the Plan, or if Confirmation does not occur, then, with respect to all parties in interest, the Plan shall be deemed null and void and nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against the Debtors or any other Entity or to prejudice in any manner the rights of the Debtors or such Entity in any further proceedings involving the Debtors.

      13.7 Modification of Plan. The Debtors, with the written consent of ABI and the Futures Representative, may propose amendments to or modifications of any of the Plan Documents under section 1127 of the Bankruptcy Code at any time prior to the Confirmation Date. After Confirmation, the Debtors, with the written consent of the Futures Representative, the Plan Trustee and ABI, may remedy any defects or omissions or reconcile any inconsistencies in the Plan or the Confirmation Order or any other order entered for the purpose of implementing the Plan in such manner as may be necessary to carry out the purposes and intent of the Plan. Anything in the Plan or in any Plan Document to the contrary notwithstanding, following Confirmation but prior to the Effective Date, the Plan Documents shall not be modified, supplemented, changed or amended in any material respect except with the written consent of ABI (to the extent that any such modification, supplementation, change, or amendment impairs or affects the rights of ABI, or the Affiliates under the Plan), the Futures Representative and the Debtors. Unless otherwise provided in the Confirmation Order or other order of a court of competent jurisdiction in the event of a conflict between the terms or provisions of the Plan and the Plan Trust Documents, the terms of the Plan shall control.

      13.8 Modification of Payment Terms. The Reorganized Debtors reserve the right to modify the treatment of any Allowed Claim (other than a Plan Trust Asbestos Claim), as provided in section 1123(a)(4) of the Bankruptcy Code, at any time after the Effective Date upon the consent of the holder of such Allowed Claim, and solely with respect to any Allowed ABI Claim, with the additional consent of the Futures Representative and the Plan Trustee.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      13.9 Entire Agreement. The Plan Documents and the Plan Trust Documents set forth the entire agreement and undertakings relating to the subject matter thereof and supersede all prior discussions and documents. No Entity shall be bound by any terms, conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof, other than as expressly provided for herein or as may hereafter be agreed to by the parties in writing.

      13.10 Headings. Headings are utilized in the Plan for convenience and reference only and shall not constitute a part of the Plan for any other purpose.

      13.11 Professional Fee Claims. All final requests for payment of Professional Fee Claims must be filed and served on the Reorganized Debtors and their counsel no later than 60 days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to any application of such Bankruptcy Professionals or other Entities for compensation or reimbursement of expenses must be filed and served on the respective applicant and its counsel no later than the first Business Day following 30 days (or such other period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was received. The Reorganized Debtors may pay charges that they incur on and after the Effective Date for Bankruptcy Professionals' fees, disbursements, expenses or related support services without application to the Bankruptcy Court.

      13.12 Claimants' Representative Fee Claims. To the extent that the actual costs incurred in connection with Confirmation of the Plan by the Claimants' Representative exceed two million dollars ($2,000,000) in the aggregate, the Debtors or, after the Effective Date, the Reorganized Debtors shall provide funding to cover such actual costs, subject to disclosure of the costs incurred and approval by the Bankruptcy Court. Any request for payment of such actual costs incurred by Claimants' Representative must be filed and served on the Reorganized Debtors and their counsel no later than 60 days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to any application of the Claimants' Representative for compensation or reimbursement of expenses must be filed and served on the Claimants' Representative and its counsel, if any, no later than the first Business Day following 30 days (or such other period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was received.

      13.13 Recordable Order. Upon Confirmation of the Plan, the Confirmation Order shall be deemed to be in recordable form, and shall be accepted by any recording officer for filing and recording purposes without further or additional orders, certifications, or other supporting documents.

      13.14 Governing Law. Except to the extent that federal law (including, but not limited to, the Bankruptcy Code and the Bankruptcy Rules) is applicable or where the Plan provides otherwise, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof that would require application of any other law.

      13.15 No Admission. Nothing contained in the Plan or in the Disclosure Statement shall be deemed as an admission by the Debtors, with respect to any matter set forth herein or therein, including, without limitation, liability on any Claim or the propriety of any Claims classification.

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


      13.16 Consent to Jurisdiction. Upon default under the Plan or any Plan Documents, the Debtors, the Reorganized Debtors, the Affiliates, ABI, the Plan Trust, the Trust Advisory Committee, the Futures Representative, and the Plan Trustee consent to the jurisdiction of the Bankruptcy Court, or any successor thereto, and agree that it shall be the preferred forum for all proceedings relating to such default.

      13.17 Setoffs. Subject to the limitations provided in section 553 of the Bankruptcy Code, the Debtors or the Plan Trust, as applicable, may, but shall not be required to, setoff against any Claim and the-payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever the Debtors may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such claim that the Debtors may have against such holder; provided that Reorganized Congoleum may not offset any obligations under the Promissory Note against any claim that Reorganized Congoleum may have against the Plan Trust.

      13.18 Successors and Assigns. The rights, duties, and obligations of any Entity named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, the successors and assigns of such Entity.

      13.19 Non-Debtor Waiver of Rights. Non-Debtor parties shall have the right to voluntarily waive any rights, benefits or protections that are afforded to them under the provisions of the Plan or any order issued in furtherance of the Plan, and such waiver shall supersede such rights, benefits or protections. Any such waiver shall only be effective if such party expressly and specifically waives in writing one or more of such rights, benefits or protections.

      13.20 Further Authorizations. The Debtors, the Reorganized Debtors, the Plan Trust, ABI and the Futures Representative, if and to the extent necessary, may seek with notice to the others such orders, judgments, injunctions, and rulings that any of them deem necessary to further carry out the intentions and purposes of, and give full effect to the provisions of, the Plan.

      13.21 No Change of Control. The pledge of the Pledged Stock shall not be deemed to result in a "change in control" of any Debtor for purposes of any contracts and agreements as to which any Debtor is a party.

      13.22 Notices. All notices, requests, elections, or demands in connection with the Plan shall be in writing and shall be mailed by registered or certified mail, return receipt requested, to:

If to the Debtors:

Pillsbury Winthrop Shaw Pittman LLP
1540 Broadway
New York, NY 10033-4039
Attn: Richard L. Epling
      Robin L. Spear
      Kerry A. Brennan

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


Okin, Hollander & DeLuca, LLP
Parker Plaza
400 Kelby Street
Fort Lee, NJ 07024
Attn: Paul S. Hollander
      James J. DeLuca

If to the Futures Representative:

R. Scott Williams, Esquire
Haskell Slaughter Young & Rediker, L.L.C.
2001 Park Place North, Suite 1400
Birmingham, AL 35203

        and

Swidler Berlin LLP
3000 K Street, N.W.
Washington, DC 20007
Attn: Roger Frankel
      Richard Wyron

                                           EXHIBIT A TO THE DISCLOSURE STATEMENT


If to the Asbestos Claimants' Committee:

Caplin & Drysdale, Chtd.
One Thomas Circle, N.W.
Washington, D.C. 20005
Attn: Peter Van N. Lockwood


                                    CONGOLEUM CORPORATION

                                    By:
                                        ---------------------
                                    Name: Roger S. Marcus
                                    Title: Chief Executive Officer and President


                                    CONGOLEUM SALES, INC.


                                    By:
                                        ---------------------
                                    Name: Roger S. Marcus
                                    Title: President


                                    CONGOLEUM FISCAL, INC.


                                    By:
                                        ---------------------
                                    Name: Roger S. Marcus
                                    Title: President